Exhibit 3.1

Company No. 3509322

THE COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ABCAM PLC

(adopted by special resolution passed on 1st November 2010)

Eversheds LLP	Tel 0845 497 9797
One Wood Street	Fax +44 (0) 20 7919 4919
London	Int +44 (0) 20 7919 4500
EC2V 7WS	www.eversheds.com

CONTENTS

Article		Page

	PRELIMINARY	1
1	DISAPPLICATION OF TABLE A	1
2	INTERPRETATION	1
	REGISTERED OFFICE	6
3	LOCATION OF REGISTERED OFFICE	6
	SHARE CAPITAL	6
4	AMOUNT AND COMPOSITION OF SHARE CAPITAL	6
5	AUTHORITY TO INCREASE CAPITAL	6
6	STATUS OF NEW SHARES	6
7	CONSOLIDATION, CANCELLATION AND SUB-DIVISION OF CAPITAL	6
8	FRACTIONS OF SHARES	7
9	REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES	7
10	CONDITIONS CONCERNING REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES	7
	CLASS RIGHTS AND MEETINGS	8
11	CONSENT REQUIREMENTS AND CLASS MEETINGS GENERALLY	8
12	SHARES WITH PREFERENTIAL RIGHTS	9
13	FURTHER ISSUES OF SHARES	9
	SHARES	9
14	COMMISSIONS	9
15	UNISSUED SHARES	10
16	POWER TO ALLOT SHARES	10
17	EXCLUSION OF PRE-EMPTION RIGHTS	10
18	RENUNCIATION OF ALLOTMENTS	11
19	NON-RECOGNITION OF TRUSTS	11
	SHARE CERTIFICATES AND UNCERTIFICATED HOLDINGS	11
20	ISSUE AND EXECUTION OF SHARE CERTIFICATES	11
21	UNCERTIFICATED HOLDINGS	13
	CALLS ON SHARES	14
22	POWER TO MAKE CALLS	14
23	LIABILITY OF JOINT HOLDERS	14
24	POWER OF CHARGEE TO MAKE CALLS	14
25	INTEREST ON UNPAID CALLS	14
26	WHEN CALL DULY MADE AND PAYABLE	15
27	DIFFERENTIATION OF CALLS	15
28	PAYMENTS IN ADVANCE OF CALLS	15
	LIEN ON SHARES	15
29	COMPANY’S LIEN ON PARTLY PAID SHARES	15
30	POWER OF DIRECTORS TO SELL SHARES SUBJECT TO A LIEN	16
31	APPLICATION OF SALE PROCEEDS	16
32	REGISTRATION OF PURCHASER AS THE HOLDER OF THE SHARES	16
	FORFEITURE OF SHARES	16

33	NOTICE REQUIRING PAYMENT OF UNPAID CALLS	16
34	CONTENTS OF NOTICE REQUIRING PAYMENT	17
35	FORFEITURE ON NON-COMPLIANCE WITH NOTICE	17
36	FORFEITURE TO INCLUDE DIVIDENDS	17
37	NOTICE OF FORFEITURE	17
38	POWER TO DEAL WITH FORFEITED SHARES	17
39	CANCELLATION OF FORFEITURE	18
40	LIABILITY TO PAY ALL CALLS MADE PRIOR TO FORFEITURE	18
41	EFFECT OF FORFEITURE ON CLAIMS AGAINST THE COMPANY IN RESPECT OF THOSE SHARES	18
42	STATUTORY DECLARATION CONCLUSIVE OF FORFEITURE	18
43	SURRENDER IN LIEU OF FORFEITURE	19
	TRANSFER OF SHARES	19
44	FORM OF TRANSFER	19
45	SUSPENSION OF REGISTRATION OF TRANSFERS	19
46	DIRECTORS’ POWER TO DECLINE TO REGISTER TRANSFERS	20
47	FURTHER DISCRETION NOT TO RECOGNISE A SHARE TRANSFER DOCUMENT	21
48	DIRECTORS’ DISCRETION TO REGISTER UNCERTIFICATED SHARES	21
49	RETENTION OF SHARE TRANSFER DOCUMENTS BY THE COMPANY	21
50	NO FEE PAYABLE FOR REGISTRATION	21
	TRANSMISSION OF SHARES	22
51	TRANSMISSION ON DEATH	22
52	NOTICE OF ELECTION FOR REGISTRATION OF TRANSFER	22
53	RIGHTS OF PERSON ENTITLED TO A SHARE	22
	MEETINGS	23
54	ANNUAL GENERAL MEETINGS	23
55	GENERAL MEETINGS	23
56	POWER TO CALL GENERAL MEETINGS	23
	NOTICE OF GENERAL MEETINGS	23
57	PERIODS OF NOTICE FOR GENERAL MEETINGS AND PERSONS ENTITLED TO NOTICE	23
58	CONTENTS OF NOTICE	25
59	MEANING OF ORDINARY BUSINESS	26
60	QUESTIONS AT GENERAL MEETINGS	27
61	CIRCULATION OF RESOLUTIONS AND OTHER MATTERS ON REQUISITION OF MEMBERS	27
	PROCEEDINGS AT GENERAL MEETINGS	28
62	QUORUM	28
63	ADJOURNMENT IF QUORUM NOT PRESENT	28
64	GENERAL POWER OF ADJOURNMENT	28
65	NOTICE OF ADJOURNED MEETING	29
66	CHAIRMAN OF MEETING	29
67	SECURITY PROCEDURES	30
68	VOTING AND DEMANDS FOR A POLL	30
69	DECLARATION OF THE RESULT OF VOTING	31
70	CONDUCT OF A POLL	31

71	TIME FOR TAKING A POLL	31
72	RESULTS OF A POLL	32
73	AMENDMENTS TO RESOLUTIONS	32
	VOTING RIGHTS	32
74	VOTING RIGHTS OF MEMBERS	32
75	VOTING RIGHTS OF PERSONS UNDER DISABILITY	34
76	VOTING RIGHTS OF JOINT HOLDERS	34
77	OBJECTIONS TO AND ERRORS IN VOTING	34
78	PROXY VOTES	34
79	APPOINTMENT OF PROXIES	35
80	DEPOSIT OF PROXY	35
81	TIME LIMIT ON VALIDITY OF PROXY	37
82	AUTHORITY CONFERRED BY PROXY	37
83	POWER TO APPOINT ATTORNEY	37
84	VALIDITY OF VOTES CAST BY PROXY OR POWER OF ATTORNEY	37
	DISENFRANCHISEMENT	38
85	CIRCUMSTANCES IN WHICH SHARES DISENFRANCHISED	38
86	DISENFRANCHISEMENT MAY APPLY TO ONLY PART OF A MEMBER’S HOLDING	40
87	SIGNATURE OF STATEMENTS ON BEHALF OF BODY CORPORATE	40
88	RIGHT TO REQUIRE ADDITIONAL INFORMATION	40
89	WHEN DISENFRANCHISEMENT CEASES TO APPLY	40
90	REGISTRATION OF INFORMATION RECEIVED	41
91	CANCELLATION OF NOTICES	41
	EXERCISE OF MEMBERS’ RIGHTS	41
92	NOMINATION NOTICES	41
93	EFFECT OF NOMINATION NOTICES	42
94	REPRESENTATION OF CORPORATE MEMBERS	43
	DIRECTORS	43
95	NUMBER OF DIRECTORS	43
96	SHARE QUALIFICATION AND RIGHTS CONCERNING GENERAL MEETING	43
97	FEES OF NON-EXECUTIVE DIRECTORS	44
98	REIMBURSEMENT OF EXPENSES	44
99	PAYMENT OF ADDITIONAL REMUNERATION IN SPECIAL CIRCUMSTANCES	44
100	A DIRECTOR’S INTERESTS IN CONTRACTS WITH THE COMPANY	44
101	RESTRICTIONS ON A DIRECTOR’S POWER TO VOTE WHERE HE HAS AN INTEREST	44
102	DIRECTORS’ AUTHORISATION OF SITUATIONS IN WHICH A DIRECTOR HAS AN INTEREST	46
103	DECLARATION OF DIRECTOR’S INTERESTS IN CONTRACTS	47
104	SHARES HELD BY THE COMPANY	48
	MANAGING AND EXECUTIVE DIRECTORS	48
105	APPOINTMENT OF DIRECTORS TO EXECUTIVE OFFICE	48
106	REMUNERATION ETC. OF DIRECTORS APPOINTED TO EXECUTIVE OFFICE	48

107	APPLICATION OF RETIREMENT BY ROTATION PROVISIONS TO CHIEF EXECUTIVE	48
108	APPLICATION OF RETIREMENT BY ROTATION PROVISIONS TO ALL OTHER EXECUTIVE DIRECTORS	49
109	DELEGATION TO DIRECTORS HOLDING EXECUTIVE OFFICE	49
	APPOINTMENT AND RETIREMENT OF DIRECTORS	49
110	VACATION OF OFFICE OF A DIRECTOR	49
111	NUMBER OF DIRECTORS SUBJECT TO RETIREMENT BY ROTATION	50
112	SELECTION OF DIRECTORS TO RETIRE BY ROTATION	51
113	RE-ELECTION OR REPLACEMENT OF RETIRING DIRECTORS	51
114	RESOLUTIONS FOR THE APPOINTMENT OF DIRECTORS	52
115	POWER TO ALTER LIMITS ON THE NUMBER OF DIRECTORS	52
116	REMOVAL OF DIRECTORS BY SPECIAL OR ORDINARY RESOLUTION	52
117	DIRECTORS’ POWER TO APPOINT ADDITIONAL DIRECTORS OR TO FILL CASUAL VACANCIES	53
	ALTERNATE DIRECTORS	53
118	POWER TO APPOINT ALTERNATE DIRECTORS AND THEIR STATUS	53
	PROCEEDINGS OF DIRECTORS	54
119	DIRECTORS’ MEETINGS	54
120	QUORUM FOR A BOARD MEETING	55
121	RESOLUTIONS IN WRITING	55
122	POWERS OF DIRECTORS TO ACT NOTWITHSTANDING REDUCTION BELOW MINIMUM NUMBER	56
123	APPOINTMENT OF CHAIRMAN	56
124	APPOINTMENT OF AND DELEGATION OF POWERS TO COMMITTEES	56
125	PROCEEDINGS OF COMMITTEES	56
126	VALIDITY OF ACTS OF DIRECTORS	57
	BORROWING POWERS	57
127	GENERAL POWER OF DIRECTORS TO EXERCISE THE COMPANY’S BORROWING POWERS	57
128	RESTRICTIONS ON BORROWING POWERS OF DIRECTORS	57
129	MEANING OF BORROWINGS	57
130	PROTECTION OF THIRD PARTIES IF RESTRICTIONS ON BORROWING POWERS BREACHED	62
	GENERAL POWERS OF DIRECTORS	62
131	MANAGEMENT OF THE BUSINESS	62
132	POWER TO ESTABLISH LOCAL BOARDS ETC	62
133	APPOINTMENT OF ATTORNEYS	63
134	SIGNATURE OF CHEQUES, BILLS ETC	63
135	ESTABLISHMENT OF PENSION OR BENEFIT SCHEMES, CLUBS, FUNDS ETC	63
	SECRETARY	64
136	APPOINTMENT OF SECRETARY	64
137	APPOINTMENT OF ASSISTANT OR DEPUTY SECRETARY	64
138	RESTRICTIONS WHERE DIRECTOR AND SECRETARY ARE ONE AND THE SAME	65
	THE SEAL	65

139	FORMALITIES CONCERNING USE OF THE SEAL	65
	RESERVES	65
140	POWER TO CARRY PROFITS TO RESERVE	65
	DIVIDENDS	65
141	POWER TO DECLARE DIVIDENDS	65
142	APPORTIONMENT OF DIVIDENDS	66
143	DIVIDENDS PAYABLE IN ANY CURRENCY	66
144	POWER TO PAY INTERIM AND FIXED DIVIDENDS	66
145	SHARE PREMIUM ACCOUNT	67
146	DIVIDENDS NOT TO BEAR INTEREST	67
147	DEDUCTION OF DEBTS DUE TO COMPANY	67
148	RETENTION OF DIVIDENDS AND BONUSES PAYABLE ON SHARES OVER WHICH THE COMPANY HAS A LIEN	67
149	RETENTION OF DIVIDENDS AND BONUSES WHERE A SECTION 793 NOTICE HAS NOT BEEN COMPLIED WITH	67
150	WHEN RIGHT OF RETENTION UNDER ARTICLE 149 CEASES	68
151	UNCLAIMED AND RETAINED DIVIDENDS	68
152	PAYMENT OF DIVIDENDS IN SPECIE	69
153	RECEIPTS BY JOINT HOLDERS	69
154	METHOD OF PAYMENT OF CASH DIVIDENDS	69
155	PAYMENT AS GOOD DISCHARGE	69
156	CHEQUES ETC TO BE AT SOLE RISK	70
157	RIGHT TO STOP SENDING DIVIDEND WARRANTS BY POST	70
158	POWER TO SPECIFY RECORD DATES	70
	SHARES IN LIEU OF DIVIDEND	71
159	POWER TO OFFER SHARES IN LIEU OF CASH DIVIDENDS	71
	CAPITALISATION OF PROFITS AND RESERVES	72
160	POWER TO CAPITALISE PROFITS AND RESERVES	72
	MINUTES AND BOOKS	73
161	REQUIREMENTS CONCERNING MINUTES	73
162	REQUIREMENTS CONCERNING REGISTERS	74
163	FORM OF REGISTERS	74
	ACCOUNTS	74
164	COMPLIANCE WITH STATUTES	74
165	RIGHTS TO INSPECT BOOKS	74
166	PRESENTATION OF ACCOUNTS ETC. TO MEMBERS	75
167	RIGHTS TO RECEIVE COPIES OF ACCOUNTS	75
	AUDITORS	75
168	COMPLIANCE WITH STATUTES	75
169	VALIDITY OF ACTS OF AUDITORS	75
170	AUDITORS’ ENTITLEMENT CONCERNING GENERAL MEETINGS	76
	NOTICES AND DOCUMENTS	76
171	SERVICE OF NOTICES AND DOCUMENTS	76
	DOCUMENTS SENT IN ELECTRONIC FORM OR BY MEANS OF A WEBSITE	77
172	DOCUMENTS SENT BY THE COMPANY IN ELECTRONIC FORM	77
173	DOCUMENTS COMMUNICATED BY THE COMPANY BY MEANS OF A WEBSITE	77

174	RIGHT TO HARD COPIES	78
175	DOCUMENTS SENT TO THE COMPANY	78
176	DOCUMENTS SENT TO JOINT HOLDERS	78
177	DEATH OR BANKRUPTCY OF A MEMBER	78
178	MEMBERS WITH ADDRESSES OUTSIDE THE UK	79
179	ATTENDANCE AT MEETING TO SIGNIFY RECEIPT OF NOTICE	79
180	SUSPENSION OF POSTAL SERVICES	79
181	NOTICE BY ADVERTISEMENT	79
182	RECORD DATES FOR SERVICE	79
183	SIGNATURE OF NOTICE	80
	UNTRACED SHAREHOLDERS	80
184	MEMBERS ETC WITH NO VALID REGISTERED ADDRESS NEED NOT BE SENT NOTICES ETC.	80
185	POWER OF COMPANY TO SELL SHARES OF UNTRACED MEMBERS	81
	WINDING UP	82
186	DISTRIBUTION OF ASSETS BY LIQUIDATOR	82
187	POWERS OF LIQUIDATOR	82
	DESTRUCTION OF DOCUMENTS	82
188	CIRCUMSTANCES IN WHICH COMPANY MAY DESTROY CERTAIN DOCUMENTS	82
	SECRECY	84
189	MEMBERS NOT ENTITLED TO INFORMATION WHICH THE DIRECTORS CONSIDER WOULD BE INAPPROPRIATE TO COMMUNICATE TO THE PUBLIC	84
	INDEMNITY	84
190	INDEMNIFICATION OF DIRECTORS AND OTHER OFFICERS	84

THE COMPANIES ACT 1985 AND 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ABCAM PLC (the “Company”)

(adopted by special resolution passed on 1st November 2010)

PRELIMINARY

1.	DISAPPLICATION OF TABLE A

The regulations contained in Table A of The Companies (Tables A to F) Regulations 1985 shall not apply to the Company and these Articles alone shall constitute the regulations of the Company.

2.	INTERPRETATION

2.1	In these Articles, the following words have the following meanings unless inconsistent with the context:

“AIM”	a market of that name operated by the London Stock Exchange

“these Articles”	these Articles of Association, whether as originally adopted or as from time to time altered by special resolution

“associated company”	has the meaning given in section 256 of the Companies Act 2006

“Auditors”	the auditors for the time being of the Company

“authenticated”	has the meaning given in section 1146 of the Companies Act 2006

“Company”	Abcam plc

“Companies Act 2006”	the Companies Act 2006 (as amended from time to time)

“connected”	in relation to a director of the Company has the meaning given in section 252 of the Companies Act 2006

“Directors”	the directors for the time being of the Company or any of them duly acting as the board of directors of the Company

“electronic address”	any address or number used for the purposes of sending or receiving documents or information by electronic means

“electronic copy”, “electronic form” and “electronic means”	have the meaning given in section 1168 of the Companies Act 2006

“FSA”	the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the FSMA

“FSMA”	the Financial Services and Markets Act 2000 (as amended from time to time)

“Group”	the Company and its subsidiaries

“hard copy” and “hard copy form”	have the meaning given in section 1168 of the Companies Act 2006

“Listing Rules”	the rules made under Part VI of FSMA in relation to admission to listing and continuing obligations, and set out in “The Listing Rules”, as amended

“London Stock Exchange”	London Stock Exchange plc

“member”	has the meaning given in section 122 of the Companies Act 2006 and includes, where relevant and subject to section 145 of the Companies Act 2006 and to the provisions of these Articles any person nominated in accordance with these Articles to enjoy or exercise a member’s rights in relation to the Company

“month”	calendar month

“ordinary resolution”	has the meaning given in section 282 of the Companies Act 2006

“participating security”	a share, class of share, right of allotment of a share or other security, title to units of which is permitted to be transferred by means of a relevant system in accordance with the Uncertificated Securities Regulations

“Register”	the register of members of the Company

“Registered Office”	the registered office of the Company

“relevant system”	as defined in the Uncertificated Securities Regulations, being a computer-based system and procedures which enable title to units of a security to be evidenced and transferred without a written instrument

“Seal”	the common seal (if any) of the Company

“special resolution”	has the meaning given in section 283 of the Companies Act 2006

“Statutes”	the Companies Acts as defined in section 2 of the Companies Act 2006 and every other statute, order, regulation, instrument or other subordinate legislation for the time being in force relating to companies and affecting the Company

“takeover offer”	an offer to all of the holders, or to all the holders other than the offeror and his nominee of shares in the Company, to acquire such shares or a specified proportion or number of shares, or to all of the holders, or to all of the holders other than the offeror and his nominee of a particular class of those shares, to acquire the shares of that class or a specified proportion or number of that class

“Transfer Office”	the place where the Register is situated

“Uncertificated Securities Regulations”	the Uncertificated Securities Regulations 2001 (as amended from time to time)

“United Kingdom”	Great Britain and Northern Ireland

“in writing”	hard copy form or to the extent agreed (or deemed to be agreed by a provision of the Statutes) and as permitted by any applicable rules or regulations electronic form or website communication

“year”	calendar year.

2.2	The expression “clear days” in relation to the period of a notice means the number of days referred to excluding:

2.2.1	the day when the notice is given; and

2.2.2	the day of the meeting.

For the purposes of this Article 2.2 “given” means served or delivered in accordance with Article 171;

2.3

The expression “working day” in relation to a period of a notice means any day other than Saturday, Sunday and Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealing Act 1971 in the part of the UK where the company is registered;

2.4	The expressions “debenture” and “debenture-holder” respectively include “debenture stock” and “debenture stockholder”;

2.5

The expression “duly certified copy” when used in relation to a power of attorney means a copy of the power which complies with the provisions of section 3 of the Powers of Attorney Act 1971 or any other certification method or procedure the Directors accept;

2.6	The expression “dividend” includes bonus;

2.7	The expression “executed” includes any mode of execution recognised by law in respect of the document in question;

2.8	The expression “paid up” includes credited as paid up;

2.9	The expressions “recognised clearing house” and “recognised investment exchange” have the meanings given to them by section 285 of FSMA;

2.10

The expression “secretary” includes (subject to the Statutes) any assistant or deputy secretary of the Company appointed pursuant to Article 137 and any person duly appointed by the Directors to perform any of the duties of the secretary of the Company and, where 2 or more persons are duly appointed to act as joint secretaries, or as joint assistant or deputy secretaries, of the Company, includes any one of those persons;

2.11

The expression “transfer” includes any procedure authorised by the Statutes or the Uncertificated Securities Regulations and approved or adopted by the Directors for transferring title to securities without a written instrument;

2.12

All of the provisions of these Articles which apply to paid up shares shall apply to stock and to securities as defined by the Uncertificated Securities Regulations and the words “share” and “shareholder” shall be construed accordingly;

2.13	Words signifying the singular number only shall include the plural number, and vice versa;

2.14	Words signifying the masculine gender only shall include the feminine gender;

2.15	Words signifying persons shall include corporations;

2.16

References to any statute or statutory provision include, unless the context otherwise requires, a reference to that statute or statutory provision as modified, replaced, re-enacted or consolidated and in force from time to time and any subordinate legislation made under the relevant statute or statutory provision;

2.17	References to a share being in uncertificated form are references to that share being an uncertificated unit of a security;

2.18

Subject to the above, any words or expressions defined in the Companies Act 2006 or the Uncertificated Securities Regulations shall, provided they are consistent with the subject or context, have the same meaning in these Articles;

2.19

The provisions of the Companies Act 2006 relating to sending documents apply where any provision in these Articles uses the words ‘sent’, ‘supplied’, ‘delivered’, ‘provided’, ‘given’, ‘produced’, ‘circulated’ or any derivation of those words;

2.20	The marginal notes (if any) and headings are inserted for convenience only and shall not form part of, or affect the construction of, these Articles;

2.21	The word “address” where it appears in these Articles includes postal address and electronic address and “registered address” and “address for service” shall be construed accordingly;

2.22	Where the word “proxy” appears in these Articles it is deemed to include any proxy or proxies appointed in accordance with Articles 78 and 79.

REGISTERED OFFICE

3.	LOCATION OF REGISTERED OFFICE

The Registered Office shall be at such place in England or Wales as the Directors shall from time to time decide.

SHARE CAPITAL

4.	AMOUNT AND COMPOSITION OF SHARE CAPITAL

The authorised share capital of the Company at the time of the adoption of these Articles is £1,000,000 divided into 100,000,000 ordinary shares of 1 pence each.

5.	AUTHORITY TO INCREASE CAPITAL

The Company may by ordinary resolution, whether or not all the shares for the time being authorised have been issued, or all the issued shares have been fully paid up, increase its capital by the creation of new shares. The increase will be the aggregate amount, and be divided into shares of the respective amounts, provided for in the ordinary resolution.

6.	STATUS OF NEW SHARES

Any capital raised by the creation of new shares will be treated as part of the original capital and will be subject to the same provisions of these Articles with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as if it had been part of the original capital.

7.	CONSOLIDATION, CANCELLATION AND SUB-DIVISION OF CAPITAL

Subject to the provisions of Article 10 and the Companies Act 2006, the Company may by ordinary resolution:

7.1	consolidate and divide all or any of its share capital into shares of a larger nominal value than its existing shares; or

7.2

cancel any shares which at the date of the passing of the relevant resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal amount of the cancelled shares; or

7.3

subdivide its existing shares, or any of them, into shares of a smaller nominal value than is fixed by its constitution or was fixed by the resolution creating the shares. In any subdivision the proportion between the amount paid and the amount, if any, unpaid on each share of a smaller amount shall be the same as it was in the case of the share from which the share of a smaller amount was derived. The resolution to effect any subdivision may determine that as between the holders of the resulting shares (but subject and without prejudice to any rights for the time being attached to the shares of any special class) one or more of such shares may be given a preference, advantage, restriction or disadvantage as regards dividend, capital, voting or otherwise over the others or any other of such shares.

8.	FRACTIONS OF SHARES

If as a result of any consolidation and division or sub-division of shares, members of the Company are entitled to any issued shares of the Company in fractions, the Directors may decide how to deal with such fractions. In particular the Directors may sell the shares to which members have fractional entitlements for the best price reasonably obtainable and pay and distribute to and amongst the members having such entitlement in due proportions the net proceeds of sale. For the purpose of giving effect to any such sale the Directors may appoint some person to execute or otherwise effect a transfer of the shares to the purchaser and may enter the purchaser’s name in the Register as the holder. The purchaser will not be obliged to see how the purchase money is applied and his title to the shares will not be affected if the sale was irregular or invalid in any way.

9.	REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES

Subject to the provisions of Article 10 and the Companies Act 2006, the Company may from time to time:

9.1	by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorised, and subject to any restrictions in the Companies Act 2006; and

9.2	purchase its own shares (including any redeemable shares) and may hold such shares as treasury shares or cancel them.

10.	CONDITIONS CONCERNING REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES

10.1

Anything done in accordance with Article 7, 8 or 9 shall be done in accordance with the Companies Act 2006 and this Article 10 insofar as they apply, in accordance with the terms of the resolution which authorises the alteration of capital. If the terms of the resolution do not specify how a thing is to be done, it shall be done in the manner the Directors deem most expedient.

10.2

The Company shall not enter into any contract for the purchase of shares in its own equity share capital unless the purchase has previously been sanctioned by a special resolution passed at a separate meeting of the holders of any class of securities issued by the Company which are convertible into, exchangeable for or carry a right to subscribe for, equity shares in the capital of the Company which are of the same class as those proposed to be purchased. The provisions of Article 11 shall apply for the purpose of any separate class meeting.

10.3	The Company can select which shares it will purchase in its own equity capital and purchase them by whatever method it sees fit.

CLASS RIGHTS AND MEETINGS

11.	CONSENT REQUIREMENTS AND CLASS MEETINGS GENERALLY

Subject to the provisions of the Companies Act 2006, whenever the share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be modified, varied, extended, abrogated or surrendered either in the manner provided by such rights or (in the absence of any such provision) with the written consent of the holders of at least three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class. The provisions of these Articles relating to general meetings apply to every separate general meeting of the holders of any class of shares, except that:

11.1

no member shall be entitled to receive notice of such meeting or to attend it unless he is a holder of shares of the class in question and no vote shall be given except in respect of a share of that class;

11.2

the necessary quorum shall be 2 persons at least present in person and holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares);

11.3

if any such meeting is adjourned by reason of there being no quorum present and at the adjourned meeting a quorum as defined in Article 11.2 is not present within 15 minutes after the time appointed for the adjourned meeting, one holder of shares (other than treasury shares) of the class in question present in person or by proxy shall be a quorum;

11.3.1	any holder of shares of the class in question who is present in person or by proxy and entitled to vote may demand a poll; and

11.3.2	on a poll every holder of shares of the class in question who is present in person or by proxy shall have one vote for every share of that class which he holds.

12.	SHARES WITH PREFERENTIAL RIGHTS

The following will not be deemed to be variations of the rights attached to any class of shares unless either the rights attached to the class expressly provide so or it is expressly provided by these Articles:

12.1

the creation or allotment of other shares having rights to either dividend or return of capital which rank either pari passu with, or after, a class with any preferential right to dividend or return or capital; or

12.2	any lawful purchase by the Company of its own shares of any class.

13.	FURTHER ISSUES OF SHARES

13.1

Without prejudice to any special rights conferred on shareholders or holders of a class of shares, the Company by ordinary resolution may determine that any shares are allotted with special rights, privileges or restrictions.

13.2	The ordinary resolution referred to in Article 13.1 must be passed before the shares are allotted and the allotment is subject to the provisions of the Companies Act 2006 and these Articles.

13.3	Shares can be allotted:

13.3.1	with a preferential, deferred or qualified right to dividends or to the distribution of assets;

13.3.2	with a special or qualified or without any right of voting or with restrictions on the right to vote; or

13.3.3

subject to the provisions of the Companies Act 2006, on terms that they are redeemable or at the option of the Company or the shareholder are to be liable to be redeemed and the Directors may determine the terms, conditions and manner of redemption of any such shares.

SHARES

14.	COMMISSIONS

Subject to the provisions of the Companies Act 2006 and to any relevant Listing Rules or rules of AIM made by the London Stock Exchange, the Company may exercise the power conferred by section 553 of the Companies Act 2006 to pay commissions.

15.	UNISSUED SHARES

All unissued shares shall (if and to the extent authorised or permitted by the Companies Act 2006, these Articles and any resolution of the Company and subject to any directions by the Company by ordinary resolution) be at the disposal of the Directors who may (subject to the provisions of the Companies Act 2006, these Articles and any such resolution or directions) allot, grant options over, offer or otherwise deal with or dispose of such shares to such persons, at such times and generally on such terms and conditions as they may determine.

16.	POWER TO ALLOT SHARES

The Company may at any time pass an ordinary resolution which authorises the Directors to allot shares in the Company or grant rights to subscribe for or to convert any security into shares and, upon the passing of the ordinary resolution, the Directors shall be generally and unconditionally authorised to exercise all the powers of the Company to allot shares or grant rights to subscribe for or to convert any security into such shares provided that:

16.1	the maximum amount of shares that may be allotted under such authority shall be the amount specified in the ordinary resolution; and

16.2

any such authority shall, unless it is (prior to its expiry) revoked, varied or renewed, expire either on the date immediately prior to the fifth anniversary of the date on which the ordinary resolution is passed or on such earlier date specified in the ordinary resolution. The Company shall be entitled, before the authority expires, to make an offer or agreement which would or might require shares to be allotted or rights to be granted after such expiry.

17.	EXCLUSION OF PRE-EMPTION RIGHTS

17.1

Subject to the provisions of this Article 17 and where the Directors have general authority under Article 16, the Company may pass a special resolution authorising the Directors to allot equity securities (as defined in section 560 of the Companies Act 2006) for cash. Upon the passing of the special resolution the Directors shall be authorised to allot such equity securities for cash as if section 561(1) of the Companies Act 2006 did not apply to any such allotment, provided that the power shall be limited to:

17.1.1

allotments made for the purpose of, or in connection with an offer (by any person) of equity securities to the holders of the issued ordinary shares in the capital of the Company (excluding any shares of that class held as treasury shares), where the securities respectively attributable to the interests of such holders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by such holders. Such allotments may be made subject to such exclusions or other arrangements as the Directors consider appropriate, necessary or expedient to deal with any fractional entitlements or with any legal or practical difficulties arising under the laws of any territory or the requirements of any regulatory body or recognised investment exchange or otherwise; and

17.1.2

the allotment (otherwise than pursuant to Article 17.1.1) of equity securities having an aggregate nominal value not exceeding the sum specified in the special resolution. If no sum is specified, the special resolution shall be ineffective for the purposes of this Article 17.1.2.

17.2

The power to allot equity securities in accordance with this Article 17 shall expire on the date specified in the special resolution save that the Company will be entitled, before the date of expiry, to make an offer or agreement that would or might require equity securities to be allotted after such expiry.

18.	RENUNCIATION OF ALLOTMENTS

Notwithstanding any other provisions of these Articles the Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation of any share by the allottee in favour of some other person. The Directors may allow an allottee to renounce the share upon and subject to such terms and conditions as the Directors may impose and the Directors may refuse to register any renunciation in favour of more than 4 persons jointly.

19.	NON-RECOGNITION OF TRUSTS

Except as required by these Articles or by law or by order of a court of competent jurisdiction and notwithstanding any information received by the Company pursuant to any provision of these Articles or any statutory provision relating to the disclosure of interests in voting shares or otherwise, no person shall be recognised by the Company as holding any share upon any trust. The Company shall not be bound by or be compelled in any way to recognise (even when having notice) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except a holder’s absolute right to the whole of the share.

SHARE CERTIFICATES AND UNCERTIFICATED HOLDINGS

20.	ISSUE AND EXECUTION OF SHARE CERTIFICATES

20.1

Every share certificate shall be issued under the Seal or an official seal kept by the Company under section 50 of the Companies Act 2006 or otherwise executed by the Company in accordance with the Statutes. Any such certificate which is executed otherwise than under seal may, if the Directors so determine, bear signatures affixed by some mechanical or other method or system of applying facsimile signatures. No certificate shall be issued representing shares of more than one class.

20.2	Every share certificate must specify the number and class and the distinguishing numbers (if any) of the shares to which it relates and the amount paid up on those shares.

20.3	Where the Company sends share certificates to shareholders or their agents by post, such share certificates shall be sent at the shareholders’ risk.

20.4

In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate to any one of the joint holders shall be sufficient delivery to all.

20.5

Subject to the provisions of this Article 20, the Companies Act 2006 and the Uncertificated Securities Regulations, any person who is registered as the holder of the shares of any one class is entitled without payment to a share certificate for them within the period specified in the Companies Act 2006. This entitlement arises when shares of any one class are allotted or transferred in certificated form. It does not apply to those persons who the Uncertificated Securities Regulations or the Companies Act 2006 say are not entitled to a share certificate.

20.6	The Company does not have to issue a share certificate to a recognised clearing house or to its nominee or to the nominee of a recognised investment exchange.

20.7

If any shares are converted from uncertificated into certificated form in accordance with the Uncertificated Securities Regulations, any person whose name is entered in the Register shall be entitled without payment to a certificate for them within the period specified by the Uncertificated Securities Regulations.

20.8

Where part only of the shares comprised in a certificated holding are transferred, the certificate for the shares shall be cancelled and a new certificate for the balance of the shares issued in its place without payment.

20.9	Any 2 or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for the shares issued in its place without charge.

20.10

A member may surrender a share certificate representing shares he holds and request the Company to cancel it and to issue in its place 2 or more share certificates for such shares in such proportions as he may specify. The Directors may, if they think fit and upon payment of such reasonable out-of-pocket expenses as they shall determine, comply with such request.

20.11

If a share certificate is worn out, damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate shall be issued to the holder upon request. If the share certificate is worn out, damaged, or defaced the Company can require delivery up of the old certificate. If the share certificate is alleged to have been lost, stolen or destroyed, the Company can require compliance with such conditions as to evidence and indemnity as the Directors may think fit and, if the Directors think fit, reimbursement of any exceptional out of pocket expenses incurred by the Company in connection with the request. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

21.	UNCERTIFICATED HOLDINGS

21.1

Subject to the Uncertificated Securities Regulations and the requirements of the relevant system, the Directors have the power to make arrangements, as they think fit, for any class of shares to be a participating security.

21.2

If the Directors decide to implement the arrangements referred to in Article 21.1 and if the operator of the relevant system permits the class of shares to be a participating security, the following provisions will apply. These Articles will apply to any class of shares which is at any time a participating security to the extent that they are consistent with:

21.2.1	the holding of shares of that class in uncertificated form;

21.2.2	the transfer of title to shares of that class by means of a relevant system; and

21.2.3	the Uncertificated Securities Regulations.

21.3	Subject to the Uncertificated Securities Regulations, if any class of shares is at any time a participating security:

21.3.1	the Register relating to that class shall be maintained at all times in the United Kingdom;

21.3.2	such shares may be issued in uncertificated form;

21.3.3	unless the Directors decide otherwise such shares held by the same or joint holders in certificated and uncertificated form will be treated as separate holdings; and

21.3.4	such shares may be changed from uncertificated to certificated form and from certificated to uncertificated form.

CALLS ON SHARES

22.	POWER TO MAKE CALLS

22.1

The Directors may, subject to the provisions of these Articles and to any relevant terms of allotment, from time to time make calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) as they think fit.

22.2

7 days’ notice at least must be given of each call, and each member to whom the call has been made will be liable to pay the amount of each call to the person and at the time and place specified by the Directors in the notice. A call may be made payable by instalments. A call shall be deemed to have been made as soon as the resolution of the Directors authorising the call has been passed.

22.3

A call may, at any time before the Company receives the money due in respect of the call, be partly or wholly revoked or postponed by the Directors. A person on whom a call is made will remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.	LIABILITY OF JOINT HOLDERS

Joint holders of a share shall be jointly and severally liable to pay all instalments and calls and any one of such persons may give a receipt for any return of capital payable in respect of such share.

24.	POWER OF CHARGEE TO MAKE CALLS

If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of the uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys (including any moneys due under Articles 25 or 26) becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated may (if so expressed) be assignable.

25.	INTEREST ON UNPAID CALLS

If any member is liable to pay any call or instalment and has not paid it by the specified due date, he shall (unless the Directors otherwise determine) pay interest on the unpaid amount from the specified date for payment to the time of actual payment. The rate may be fixed by the terms of issue of the share or, if the rate is not fixed, the rate may be determined by the Directors but shall not exceed any maximum rate fixed by the Companies Act 2006. The Directors have the discretion to require a member to pay all costs, charges and expenses which the Company has incurred or become liable for in procuring payment of, or in consequence of the non payment of, any call or instalment but also have the discretion to remit all or part of any interest, costs, charges or expenses.

26.	WHEN CALL DULY MADE AND PAYABLE

If the terms of issue of a share make any sum payable on allotment or at any fixed date, that sum and any instalment of a call shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment. In case of non-payment, the provisions of these Articles as to payment of interest and expenses and forfeiture, and all the other relevant provisions of the Companies Act 2006 and these Articles shall apply as if such sum or instalment were a call duly made.

27.	DIFFERENTIATION OF CALLS

The Directors may from time to time on the issue of shares differentiate between the holders with regard to the number of calls to be paid on those shares and the times of payment.

28.	PAYMENTS IN ADVANCE OF CALLS

28.1

The Directors may accept from any member all or any part of the money payable on his shares in advance of any calls made under Article 22. The Directors can agree to pay interest on the money paid in advance, at a rate agreed between the Directors and the member which must not exceed, without the consent of the Company by ordinary resolution, the appropriate rate (as defined in section 592 of the Companies Act 2006) from the date of the advance until the date the call would become payable.

28.2	In determining a member’s dividend entitlement, payments made in advance of calls shall be disregarded until, and to the extent that, a call is actually made.

LIEN ON SHARES

29.	COMPANY’S LIEN ON PARTLY PAID SHARES

The Company shall have a first and paramount lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share. The Company’s lien will extend to all dividends or other moneys payable on a share. The registration of a transfer of shares will, unless otherwise agreed between the Directors on behalf of the Company and the person to whom the shares have been so transferred, operate as a waiver of the Company’s lien (if any) on such shares. The Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article.

30.	POWER OF DIRECTORS TO SELL SHARES SUBJECT TO A LIEN

For the purpose of enforcing the lien referred to in Article 29 the Directors may sell all or any of the shares subject to the lien in such manner as they think fit, but only:

30.1	if some sum in respect of which the lien exists is presently payable; and

30.2

the sum has not been paid within 14 days after a notice in writing stating the amount due, demanding payment, and giving notice of intention to sell in default, has been served on the holder of the shares or the persons (if any) entitled by transmission to the shares.

31.	APPLICATION OF SALE PROCEEDS

The net proceeds of any such sale, after payment of costs of sale shall be used in or towards paying the amount due. Any balance shall (on surrender of the share certificate to the Company for cancellation in respect of shares held in certificated form) be paid to the member or the persons (if any) entitled by transmission to the shares. The Company’s lien will also apply to any balance to cover any moneys due to the Company but not then payable. The Company will have the same rights over such balance as it had over the shares immediately before the sale.

32.	REGISTRATION OF PURCHASER AS THE HOLDER OF THE SHARES

If the Directors sell any shares in accordance with Article 30, they may authorise some person to execute an instrument of transfer or otherwise effect a transfer of the shares to the purchaser in the name and on behalf of the holder of the shares or the persons (if any) entitled by transmission to the shares. The Directors may enter the purchaser’s name in the Register as holder, and the purchaser will not be obliged to see how the purchase money is applied and his title to the shares will not be affected if the sale was irregular or invalid in any way. After the purchaser’s name has been entered in the Register the validity of the sale cannot be questioned by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

FORFEITURE OF SHARES

33.	NOTICE REQUIRING PAYMENT OF UNPAID CALLS

If any member fails to pay the whole or any part of any call or instalment on or before the day specified for payment, the Directors may, at any time while the whole or any part of the call or instalment remains unpaid, serve a notice on the member demanding that he pays the same together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

34.	CONTENTS OF NOTICE REQUIRING PAYMENT

The notice shall:

34.1	name a date (being not less than 14 days after the date of service of the notice) on or before which the sum demanded is to be paid;

34.2	name the place where payment is to be made; and

34.3	state that in the event of non-payment on or before the date and at the place specified, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

35.	FORFEITURE ON NON-COMPLIANCE WITH NOTICE

If the requirements of the notice referred to in Article 34 are not complied with, the shares to which the notice relate may be forfeited at any time before payment of all calls or instalments, interest, costs, charges and expenses due in respect of the shares has been made. The Directors must pass a resolution stating that the shares have been forfeited.

36.	FORFEITURE TO INCLUDE DIVIDENDS

A forfeiture of shares under Article 35 will include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

37.	NOTICE OF FORFEITURE

When any share has been forfeited in accordance with these Articles, notice of the forfeiture must be given to the person whose shares have been forfeited. An entry recording the giving of the notice and the date of the forfeiture, (which shall be the same date as the date of the Directors’ resolution forfeiting the shares), must be made in the Register opposite to the entry of the share. Failure to give the notice of forfeiture or to make the required entry in the Register will not invalidate the forfeiture.

38.	POWER TO DEAL WITH FORFEITED SHARES

Subject to the provisions of the Companies Act 2006 every share which is forfeited shall become the property of the Company. No voting rights shall be exercised in respect of a forfeited share and the Directors may within three years after the forfeiture sell, re-allot or otherwise dispose of it, to any person, upon such terms and in such manner as the Directors shall think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid. The Directors may authorise some person to transfer a forfeited share to any other person. Any share not disposed of in the manner set out above within a period of 3 years from the date of its forfeiture shall at the end of that period be cancelled in accordance with the Companies Act 2006.

39.	CANCELLATION OF FORFEITURE

The Directors may, at any time before a forfeited share has been sold, re-allotted or otherwise disposed of or cancelled, permit the forfeiture to be cancelled upon the payment of all calls and interest due upon and costs, charges and expenses incurred in respect of the share, and upon any further or other terms they may think fit.

40.	LIABILITY TO PAY ALL CALLS MADE PRIOR TO FORFEITURE

A member whose shares have been forfeited is liable to pay to the Company all unpaid calls and instalments, interest and expenses owing on or in respect of such shares at the time of forfeiture, with interest from the time of forfeiture to the date of payment at such rate and in the same manner as if the shares had not been forfeited. The member must also satisfy whatever claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture without any deduction or allowance for the value of the shares at the time of forfeiture.

41.	EFFECT OF FORFEITURE ON CLAIMS AGAINST THE COMPANY IN RESPECT OF THOSE SHARES

The forfeiture of a share will result in the cancellation of all interest in, and all claims and demands against the Company in respect of, the share and all other rights and liabilities connected with the share as between the member whose share is forfeited and the Company. This does not apply to those rights and liabilities expressly preserved by these Articles, or given to or imposed on past members by the Statutes.

42.	STATUTORY DECLARATION CONCLUSIVE OF FORFEITURE

A statutory declaration in writing by a director of the Company that a share has been forfeited on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it. Such statutory declaration together with (in the case of a share held in certificated form) a share certificate issued in accordance with these Articles (subject to the execution or other implementation of any necessary transfer) shall constitute a good title to the share. The purchaser or allottee shall be discharged from all calls made prior to the purchase or allotment and will not be obliged to see how the purchase money is paid. His title to the share will not be affected by any omission, irregularity, or invalidity concerning the forfeiture, sale, re-allotment or disposal of the share.

43.	SURRENDER IN LIEU OF FORFEITURE

The Directors may accept the surrender of any share which they are in a position to forfeit. The same consequences shall flow from the surrender of such a share as if the share had been effectively forfeited by the Directors; in particular, any share so surrendered may be disposed of in the same manner as a forfeited share.

TRANSFER OF SHARES

44.	FORM OF TRANSFER

Unless these Articles say otherwise:

44.1

a share held in certificated form may be transferred by an instrument of transfer in writing in any usual or common form or in any other form acceptable to the Directors (“share transfer”). The instrument of transfer must be executed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee and must be left at the Transfer Office, or at such other place in England and Wales as the Directors may from time to time decide, accompanied by the certificate of the share to be transferred and such further evidence (if any) the Directors may require to prove the title of the transferor. The transferor shall be treated as the holder of the share transferred until the name of the transferee is entered in the Register; and

44.2

a share held in uncertificated form may only be transferred through a relevant system in accordance with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system.

45.	SUSPENSION OF REGISTRATION OF TRANSFERS

In the case of a share held in uncertificated form the Register may only be closed in accordance with Regulation 26 of the Uncertificated Securities Regulations.

46.	DIRECTORS’ POWER TO DECLINE TO REGISTER TRANSFERS

46.1	The Directors may in their absolute discretion refuse to register or authorise the registration of the transfer of a share held in certificated form in any of the following circumstances:

46.1.1	if the Company has a lien on a partly paid share unless to do so would prevent dealings in partly paid shares from taking place on an open and proper basis;

46.1.2

if a notice has been duly served in respect of a share pursuant to section 793 of the Companies Act 2006 or any other provision of the Statutes concerning the disclosure of interests in voting shares and:

46.1.2.1	the share or shares which were the subject of that notice represented in aggregate at least 0.25 per cent. of that class of shares (calculated exclusive of any treasury shares of that class); and

46.1.2.2

the person or persons on whom the notice was served failed to comply with the requirements of the notice within the period for compliance specified in the notice (being not less than 14 days from the date of service of the notice) and remains in default in complying with the notice, unless the transfer in question is to a bona fide unconnected third party such as a sale through a recognised investment exchange or an overseas exchange or as a result of an acceptance of a takeover offer; or

46.1.3	if the transfer is of a share or shares (whether fully paid or not) in favour of more than 4 persons jointly.

If the Directors refuse to register or authorise the registration of a transfer they shall send notice of refusal to the transferee together with reasons for the refusal as soon as practicable and in any event within 2 months after the date on which a transfer form or, if Article 46.2 applies, a letter of allotment is lodged with the Company or its registrars.

46.2

If, and for the time that, a person fails to comply with the notice referred to in Article 46.1.2, the consequences of default under that Article will also apply (with effect from allotment) to any additional share allotted to that person after service of the notice in right of the shares which were the subject of the notice (including, without limitation, any share allotted pursuant to a rights issue or a bonus issue) as if such additional share had also been the subject of the notice.

46.3

A person shall be deemed to be in default in complying with a notice referred to in Article 46.1.2 if he fails or refuses to give all the information required by the notice to the satisfaction of the Directors or if he gives information which he knows to be false or if he recklessly gives information which is false.

47.	FURTHER DISCRETION NOT TO RECOGNISE A SHARE TRANSFER DOCUMENT

47.1	In addition and without prejudice to their rights under Article 46 the Directors may decline to recognise any share transfer document unless:

47.1.1	it is in respect of only one class of share and is deposited at the Transfer Office (or at such other place in England and Wales as the Directors may from time to time decide);

47.1.2

it is accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the share transfer document is executed by another person on behalf of the transferor, the authority of that person so to do.

47.2

Subject to the provisions of this Article 47 and to the provisions of Article 46 the Directors shall register any share transfer document submitted to them unless forbidden to do so by law. In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, share certificates do not need to be lodged, unless certificates must by law have been issued in respect of the shares in question.

48.	DIRECTORS’ DISCRETION TO REGISTER UNCERTIFICATED SHARES

In respect of a share held in uncertificated form the Directors may only register or refuse to register the transfer of such a share in accordance with the Uncertificated Securities Regulations.

49.	RETENTION OF SHARE TRANSFER DOCUMENTS BY THE COMPANY

All share transfer documents which are registered may be retained by the Company. Any share transfer document which the Directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notification of the refusal is given.

50.	NO FEE PAYABLE FOR REGISTRATION

No fee shall be charged by the Company in respect of the registration of any transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

TRANSMISSION OF SHARES

51.	TRANSMISSION ON DEATH

In the case of the death of a member the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in his shares. Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

52.	NOTICE OF ELECTION FOR REGISTRATION OF TRANSFER

52.1	A person who becomes automatically entitled to a share as a result of the death or bankruptcy of a member may:

52.1.1	elect by notice in writing to be registered as the holder of the share; or

52.1.2	transfer the share to some other person;

provided in either case he supplies to the Company such evidence of his entitlement to the share as the Directors may reasonably require.

52.2

The provisions of these Articles relating to the right to transfer a share and the registration of transfers of shares apply to the election or transfer provided for in this Article 52 as they would have applied to the person originally entitled to the share before his death or bankruptcy.

53.	RIGHTS OF PERSON ENTITLED TO A SHARE

53.1	A person who becomes automatically entitled to a share as a result of the death or bankruptcy of a member:

53.1.1

(subject to the provisions of this Article 53) is entitled to receive and may give an effective receipt for any dividends or other moneys payable on the share provided that he supplies to the Company such evidence of his title to the share as the Directors may reasonably require;

53.1.2

is not entitled to receive notice of or attend or vote at general meetings of the Company or to exercise or enjoy any right or privilege conferred by membership of the Company (except the rights given by Article 53.1.1) until he is registered as a holder of the share.

53.2

The Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 60 days of service, the Directors may withhold payment of all dividends and other moneys payable on or in respect of the share until the requirements of the notice have been complied with.

MEETINGS

54.	ANNUAL GENERAL MEETINGS

An annual general meeting shall be held in accordance with the Companies Act 2006 and at such time and in such place as the Directors determine.

55.	GENERAL MEETINGS

All meetings other than annual general meetings shall be called general meetings.

56.	POWER TO CALL GENERAL MEETINGS

The Directors may call a general meeting whenever they think fit and shall do so if the Companies Act 2006 so requires. If there are not enough directors within the United Kingdom to form a quorum for a meeting of the Directors, any director or any 2 members of the Company may convene a general meeting in the same manner as nearly as possible as the Directors could have done.

NOTICE OF GENERAL MEETINGS

57.	PERIODS OF NOTICE FOR GENERAL MEETINGS AND PERSONS ENTITLED TO NOTICE

57.1

An annual general meeting or (save as provided by the Companies Act 2006) any general meeting at which it is proposed to pass a resolution of which special notice has been given to the Company, shall be called by at least 21 clear days’ notice in writing. Any other general meeting shall be called by at least 21 clear days’ notice in writing. Notice of every general meeting shall be given in the manner referred to in this Article 57 to all members or where relevant to those people nominated by such a member under Article 92 to enjoy or exercise nomination rights, entitled under these Articles or the terms of issue of the shares they hold to receive notice and whose names are entered on the Company’s Register at the close of business on a day to be decided by the Directors (but in any case not more than 21 days before the date the notice is given), to the Auditors and to every director.

57.2

Where required by these Articles, the accidental omission to give notice or to send a form of proxy with a notice to, or the non-receipt of such notice or form of proxy by, any person entitled to it shall not invalidate any resolutions passed or proceedings at any general meeting.

57.3	For the purposes of this Article 57 a notice of meeting must be given in accordance with the Companies Act 2006, that is in hard copy form, electronic form or by means of a website.

57.4	Electronic Communication

57.4.1

If notice of meeting is sent in electronic form the Company must have complied with all applicable regulatory requirements and the person entitled to receive such notice must have agreed that the notice can be sent to him in that way and not revoked that agreement or, in the case of a company, be deemed to have agreed to receive notice in that way by a provision in the Companies Act 2006; and

57.4.2

the notice must be sent to the address specified by the person entitled to receive such notice or, in the case of notice sent to a company, an address which is deemed to have been specified by any provision of the Companies Act 2006.

57.5	Notice of meeting on a website

Provided that the Company has complied with all applicable regulatory requirements the Company must send or supply a notice of meeting by making it available on a website that is maintained by or on behalf of the Company and identifies the Company and where the Company makes that notice of meeting available on a website, the Company must:

57.5.1	comply with the provisions of sections 311A and 340A of the Companies Act 2006;

57.5.2	comply with the provisions of Article 173;

57.5.3

notify persons entitled to receive such notice that the notice of meeting has been published on the website, such notification to state that it concerns a notice of meeting, to specify the place, date and time of the meeting and whether the meeting will be an Annual General Meeting; and

57.5.4

ensure that the notice and the matters required to be made available by section 311A of the Companies Act 2006 are available on the website throughout the period beginning with the first date on which the notice of meeting is given and for the following 2 years.

57.6	A notice which is treated as given to a person by virtue of Article 57.3 is treated as given at the same time as the notification referred to in Article 57.5.2.

58.	CONTENTS OF NOTICE

58.1	Every notice calling a general meeting shall:

58.1.1	specify the place, the day and time of the meeting;

58.1.2

state with reasonable prominence that a member entitled to attend and vote or a person nominated pursuant to the Company’s Articles is entitled to appoint a proxy or proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company;

58.1.3

in the case of an annual general meeting, specify the meeting as such and where notice of such annual general meeting is given more than 6 weeks before the date of the meeting, the notice must include:

58.1.3.1	a statement of the right under section 338 of the Companies Act 2006 to require the company to give notice of a resolution to be moved at the meeting; and

58.1.3.2	a statement of the right under section 338A of the Companies Act 2006 to require the Company to include a matter in the business to be dealt with at the meeting;

58.1.4

in the case of any general meeting at which directors are retiring and offering themselves for re-election in accordance with Articles 112 and 113, specify the names of the directors who are offering themselves for re-election;

58.1.5

state the general nature of the business to be dealt with at the meeting, including any ordinary business and if any resolution is to be proposed as a special resolution contain a statement to that effect and the text of the resolution;

58.1.6	include the address of the website on which the information required by section 311A Companies Act 2006 is published;

58.1.7	state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply);

58.1.8	provide details of any forms to be used for the appointment of a proxy;

58.1.9	state the procedures for voting by electronic means; and

58.1.10	state that a member has the right to ask questions at the meeting in accordance with section 319A Companies Act 2006.

58.2	Every notice calling a meeting of any class of members of the Company shall:

58.2.1	specify the place, the day and time of the meeting;

58.2.2

state with reasonable prominence that a member entitled to attend and vote or a person nominated pursuant to the Company’s Articles is entitled to appoint a proxy or proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company;

58.2.3	state the general nature of the business to be dealt with at the meeting and if any resolution is to be proposed as a special resolution a statement to that effect and the text of the resolution.

58.3

In the case of any general meeting the notice must contain a statement that a member is not entitled to attend and vote unless his name is entered on the Register at a time specified in the notice of meeting but which is not more than 48 hours before the time fixed for the meeting.

58.4	In calculating the period mentioned in Article 58.3 no account shall be taken of any part of a day that is not a working day.

59.	MEANING OF ORDINARY BUSINESS

59.1	Ordinary business shall mean business transacted at an annual general meeting which is stated to be “ordinary business” and which includes the following:

59.1.1	declaring dividends;

59.1.2

receiving and adopting the annual accounts of the Company, the reports of the Directors and the Auditors and other documents required by law to be attached or annexed or to be comprised in the accounts and reports;

59.1.3

appointing the Auditors (except when special notice of the resolution for their appointment is required by the Companies Act 2006) and fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed;

59.1.4	appointing or re-appointing directors to fill vacancies arising at the meeting either on retirement by rotation or under Article 117 or otherwise;

59.1.5	the voting of fees to the Directors; and

59.1.6	approving the Directors’ Remuneration Report.

60.	QUESTIONS AT GENERAL MEETINGS

60.1	At any general meeting the Company must cause to be answered any question relating to the business being dealt with at the meeting put by a member attending the meeting.

60.2	The Company does not need to give an answer to any such question if;

60.2.1	to do so would interfere unduly with the preparation for the meeting or would involve the disclosure of confidential information;

60.2.2	if the answer has already been given on a website in the form of an answer to a question; or

60.2.3	it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

61.	CIRCULATION OF RESOLUTIONS AND OTHER MATTERS ON REQUISITION OF MEMBERS

61.1

Subject to the provisions of the Companies Act 2006, the Directors shall on the requisition of members and, where relevant, those entitled under section 153 of the Companies Act 2006, “the requisitionists”:

61.1.1

give to the members entitled to receive notice of the next annual general meeting, notice of any resolution which may properly be moved and is intended to be moved at that meeting and of any matter that may properly be included in the business of that meeting;

61.1.2

circulate to the members entitled to have notice of any general meeting, any statement of not more than one thousand words with respect to a matter referred to in any proposed resolution or other business to be dealt with at that meeting.

61.2

Members and requisitionists who requisition the Company to circulate the resolution or statement or any other matter to be included in the business of the meeting must meet the expenses of circulation (“the costs”) unless either:

61.2.1

in the case of an annual general meeting the request to circulate the resolution or statement or any matter to be included in the business of the meeting is received by the Company before the end of the Company’s financial year preceding the meeting; or

61.2.2	the members have resolved that the Company will meet the costs.

In cases where the members and requisitionists have to meet the costs, the Company will, unless it has otherwise resolved, not be bound to circulate the resolution or statement or matter to be included in the business of the meeting unless there is deposited with it or tendered to it a sum or sums reasonably sufficient to meet the costs. The costs must, in the case of the resolution or matter to be included in the business of the meeting, be deposited or tendered not later than 6 weeks before the date of the annual general meeting to which the request relates or, if later, the time at which the notice of the meeting is given or, in the case of the statement, be deposited or tendered not later than one week before the date of the meeting to which it relates.

PROCEEDINGS AT GENERAL MEETINGS

62.	QUORUM

No business shall be transacted at any general meeting unless a quorum is present. Subject to the provisions of Article 63 two members present in person or by proxy (or, being a corporation, present by a representative duly appointed under Article 94) and entitled to vote upon the business to be transacted shall be a quorum.

63.	ADJOURNMENT IF QUORUM NOT PRESENT

63.1

If within 15 minutes from the time appointed for the holding of a general meeting (or such longer time as the chairman of the meeting may decide) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall be adjourned to a day (at least 10 clear days after the meeting), time and place decided by the chairman. Notice of the adjourned meeting shall be given in accordance with Article 65.

63.2

If at an adjourned meeting a quorum as defined in Article 62 is not present within 15 minutes from the time appointed for holding the meeting, the member or members present in person or by proxy or (in the case of a corporation) by a representative and entitled to vote upon the business to be transacted shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

64.	GENERAL POWER OF ADJOURNMENT

64.1	The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) to another time or place where it appears to him that:

64.1.1	the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting; or

64.1.2	the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

64.1.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

64.2

Without prejudice to the provisions of Article 64.1 the chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or indefinitely) and from place to place.

64.3

No business shall be transacted at any adjourned meeting (whether adjourned for lack of quorum or otherwise) except business that might properly have been transacted at the meeting from which the adjournment took place and the general nature of which was stated in the notice of meeting from which the adjournment took place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Directors.

65.	NOTICE OF ADJOURNED MEETING

When a meeting is adjourned for 30 days or more or indefinitely, not less than 7 days’ notice of the adjourned meeting shall be given. When a meeting is adjourned pursuant to Article 63 the shorter notice required by this Article 65 can only be given if the business to be dealt with at the adjourned meeting was set out in the original notice of meeting and the adjourned meeting is to be held at least 10 days after the original meeting.

65.1	Notice of the adjourned meeting must be given in like manner as in the case of the original meeting .

65.2	If a meeting is adjourned pursuant to Article 63 the notice shall state that the quorum which applies to the adjourned meeting is the quorum specified by Article 63.

66.	CHAIRMAN OF MEETING

The chairman (if any) of the Directors, failing whom the deputy chairman (if any) of the Directors, shall preside as chairman at each general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither are present within 5 minutes after the time appointed for holding the meeting or are present but are not willing to act, the directors present shall choose one of their number to be chairman of the meeting. If there is no director present or if all the directors present fail to agree which of their number should take the chair or if each of them declines to take the chair, the members present and entitled to vote shall (whether or not they constitute a quorum) choose one of their number to be chairman of the meeting.

67.	SECURITY PROCEDURES

67.1

In their absolute discretion and notwithstanding anything in the notice of general meeting the Directors may, in respect of members or their proxies or their corporate representatives who wish to attend any general meeting:

67.1.1	direct that the members or proxies or representatives submit to searches;

67.1.2	direct that the members or proxies comply with any security arrangements or restrictions imposed by the Directors;

67.1.3

arrange for members or proxies or representatives to attend and participate simultaneously in the meeting at places other than the one specified in the notice of meeting as the place where the meeting will take place (“Principal Place”);

67.1.4

fix the level of attendance at the Principal Place and any other places provided that if members or proxies or representatives are excluded from the Principal Place they are able to attend the meeting at one of the other places. (For the purpose of these Articles any such meeting will be treated as being held at the Principal Place); and

67.1.5

make arrangements for the issue of tickets or impose a random means of selection or by any other means they think appropriate, to facilitate the organisation and administration of a general meeting. The Directors may vary these arrangements or make new arrangements in their place.

67.2

The rights of members or proxies or representatives to attend a meeting at the Principal Place is subject to any arrangements in force, whether contained in the notice of that meeting and said to apply to that meeting, or notified to the members after the notice of meeting has been provided.

68.	VOTING AND DEMANDS FOR A POLL

68.1

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or by those members entitled under the provisions of the Companies Act 2006 to demand a poll.

68.2	For the purposes of this Article 68, a demand by a proxy under Article 82 shall be deemed to be a demand by the person appointing the proxy.

68.3

A demand for a poll may be withdrawn with the consent of the chairman of the meeting. Any demand so withdrawn shall not be taken to have invalidated any result of a show of hands made before the demand was made.

68.4

On a poll, votes may be given in person or by proxy (or, being a corporation, present by a duly appointed representative) and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

69.	DECLARATION OF THE RESULT OF VOTING

Unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, which is entered in the minute book will be conclusive evidence of that fact.

70.	CONDUCT OF A POLL

If a poll is demanded, the chairman of the meeting may:

70.1	decide the manner in which it is taken (including the use of a ballot or voting papers or tickets);

70.2	appoint scrutineers (and if directed to do so by the meeting he must appoint scrutineers); and

70.3	fix the day, time and place of an adjourned meeting at which the result of the poll will be declared.

71.	TIME FOR TAKING A POLL

A poll demanded by the chairman of a general meeting or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately provided that the time and place at which it is to be taken was announced at the meeting at which it was demanded. The demand for a poll shall not prevent the meeting continuing in order to transact any business other than the question on which the poll has been demanded.

72.	RESULTS OF A POLL

72.1

Where a poll is taken at any general meeting of the Company, the Company must publish as soon as reasonably practicable and in any case at the latest by the end of 16 days beginning with the day of the meeting or if later the end of the first working day after the day on which the results of the poll are declared on a website which identifies the Company and is maintained by or on behalf of the Company:

77.1.1	the date of the meeting;

77.1.2	the text of the resolution or, as the case may be a description of the subject matter of the poll;

77.1.3	the number of votes validly cast;

77.1.4	the proportion of the Company’s issued share capital (determined at the time at which the right to vote is determined under section 360B(2)) of the Companies Act 2006 represented by those votes;

77.1.5	the number of votes cast in favour;

77.1.6	the number of votes cast against; and

77.1.7	the number of abstentions (if counted).

72.2	The Company must keep the information available for a period of two years beginning with the date on which it is first made available on the website.

72.3

Members entitled by section 342 of the Companies Act 2006 and those to whom rights are given by section 153 of the Companies Act 2006 may require the Directors to obtain an independent report on any poll taken, or to be taken, at a general meeting of the Company.

73.	AMENDMENTS TO RESOLUTIONS

Amendments can be proposed to any ordinary resolution under consideration if the chairman decides that the amendment is appropriate for consideration by the meeting. If the amendment is in good faith ruled out of order by the chairman, any error in that ruling shall not invalidate the resolution. In the case of a special resolution, no amendments other than amendments to correct an obvious error may be proposed.

VOTING RIGHTS

74.	VOTING RIGHTS OF MEMBERS

74.1

Subject to the provisions of the Companies Act 2006 and any restrictions imposed by these Articles and any rights or restrictions attached to any class of shares in the capital of the Company, on a resolution, on a show of hands;

74.1.1	every member present in person shall have one vote;

74.1.2

every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote unless the proxy has been appointed by more than one member entitled to vote on the resolution in which case:

74.1.2.1

where the proxy has been instructed by one or more of such members to vote for the resolution and by one or more of such members to vote against the resolution the proxy has one vote for and one vote against the resolution;

74.1.2.2

where the proxy has been instructed by one or more of such members as to how he should vote on the resolution and all those instructions are to vote the same way , and one or more other members have given the proxy discretion as to how to vote , he may cast one vote “for” or one vote “against” in accordance with those instructions and may cast a second discretionary vote the other way;

74.1.3

each person authorised by a corporation to exercise voting powers on behalf of the corporation is entitled to exercise the same voting powers as the corporation would be entitled to. Where a corporation authorises more than one person, this is subject to Articles 74.1.3.1 and 74.1.3.2:

74.1.3.1

if more than one person authorised by the same corporation purport to exercise the power to vote on a show of hands in respect of the same shares in the Company and exercise the power in the same way as each other, the power is treated as exercised in that way;

74.1.3.2

if more than one person authorised by the same corporation purport to exercise the power to vote on a show of hands in respect of the same shares in the Company and do not exercise the power in the same way as each other, the power is treated as not exercised.

74.2

Subject to the provisions of the Companies Act 2006 and any restrictions imposed by these Articles and any rights or restrictions attached to any class of shares in the capital of the Company, on a vote on a resolution on a poll every member present in person or by proxy or (being a corporation) present by a duly appointed representative shall have one vote for every ordinary share in the capital of the Company held by him or his appointor and if entitled to more than one vote need not, if he votes, use all his votes or cast all his votes he uses in the same way.

75.	VOTING RIGHTS OF PERSONS UNDER DISABILITY

If a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder has made an order appointing a person to act on behalf of a member, that person may vote in person or by proxy, whether on a show of hands or on a poll, on behalf of the member. The right to vote is only exercisable if evidence, satisfactory to the Directors, of the authority of the person claiming to exercise the right to vote is deposited at the Transfer Office not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised. In calculating the time period in this Article 75 no account shall be taken of any part of a day that is not a working day.

76.	VOTING RIGHTS OF JOINT HOLDERS

In the case of joint holders of a share the vote of the person whose name appears before the names of the other joint holder(s) on the Register in respect of the share and who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

77.	OBJECTIONS TO AND ERRORS IN VOTING

77.1

Any objections raised as to the qualification of any voter, or any error whereby votes have been counted which ought not to have been counted or which might have been rejected, or whereby any votes have not been counted which ought to have been counted, shall not vitiate the decision of a meeting or adjourned meeting on any resolution or any poll unless:

77.1.1	the objection or error is raised or pointed out at the meeting or adjourned meeting in question; and

77.1.2	the chairman decides that the same may have affected the decision of the meeting or the poll.

77.2

Any such objection or error shall be referred to the chairman of the meeting, unless the objection or error is in connection with a resolution for the election, re-election or removal of the chairman of the meeting whether as chairman or as a director of the Company. The decision of the chairman will be final and conclusive.

78.	PROXY VOTES

A member may appoint more than one proxy to attend and to speak and vote on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member. A proxy must vote in accordance with any instructions given by the member by whom the proxy is appointed.

79.	APPOINTMENT OF PROXIES

79.1	The appointment of a proxy (“proxy appointment”) must be in writing and can be in any form that the Directors accept. A proxy need not be a member of the Company.

79.2

Subject to Article 80, in the case of an individual appointing a proxy, the proxy appointment must be given by the appointor or his attorney who is authorised in writing to do so. In the case of a corporation the proxy appointment must be given under its common seal or otherwise executed by it in accordance with the Statutes or signed on its behalf by an attorney or a duly authorised officer of the corporation. The Directors may, but are not bound to, require reasonable evidence of the authority of any such attorney or officer. Signatures need not be witnessed.

79.3	If the Directors in their discretion decide, and provided the Company complies with all applicable regulatory requirements a proxy appointment may be sent in electronic form.

79.4

If more than one proxy is appointed in accordance with this Article 79 in respect of a different share or shares held by a member but the proxy appointment does not specify to which share or shares the appointment or appointments relate or the total number of shares in respect of which appointments are made exceeds the total holding of the member the Directors in their absolute discretion shall decide which of the proxies so appointed shall be entitled to attend and vote and be counted in the quorum at any general meeting of the Company.

80.	DEPOSIT OF PROXY

80.1

A proxy appointment that is not being sent in electronic form must be deposited at the place specified either in, or by way of note to, the notice convening the meeting or in the proxy appointment, or if no place is specified, at the Transfer Office not less than 48 hours before the time of the meeting or adjourned meeting at which the person named in the proxy form proposes to vote or, in the case of a poll taken more than 48 hours after it is demanded, not less than 24 hours before the poll is taken at which the proxy appointment is to be used.

80.2	A proxy appointment which is being sent in electronic form must be received at an address specified by the Company for the purpose of receiving communications in electronic form:

80.2.1	in (or by way of a note to) the notice convening the meeting; or

80.2.2	in any form of proxy appointment sent out by the Company; or

80.2.3	in any invitation contained in an electronic form to appoint a proxy issued by the Company;

in each case not less than 48 hours before the time of the meeting or adjourned meeting at which the person named in the proxy form proposes to vote or in the case of a poll taken not more than 48 hours after it is demanded, not less than 24 hours before the poll is taken at which the proxy appointment is to be used.

80.3

In the case of a poll, where the poll is not taken during or immediately following the meeting at which it was demanded, but is taken less than 48 hours after it is demanded, the proxy appointment must (unless already deposited or received in accordance with Article 80.1 or 80.2) be delivered at the meeting at which the poll was demanded either to the chairman of such meeting or to the Secretary or to any one of the directors.

80.4	In calculating the time periods in Articles 80.1, 80.2 and 80.3 no account shall be taken of any part of a day that is not a working day.

80.5

If a proxy appointment is not deposited, delivered or received in accordance with this Article 80 it will be invalid and if two or more apparently valid forms of proxy are deposited in respect of the same share the one which was deposited last in accordance with this Article 80 (regardless of its date or the date it was executed) will be the only one which is acceptable to the Directors in accordance with Article 79.

80.6

Unless a proxy appointment says otherwise, if a proxy appointment relates to more than one meeting or adjournment and is deposited, delivered or received in accordance with this Article 80, it does not need to be deposited, delivered to or received at any subsequent meeting and is valid both for any adjourned meeting and any poll demanded at that adjourned meeting.

80.7

The deposit, delivery or receipt of a proxy appointment shall not prevent a member who is entitled to attend and vote from attending and voting in person or on a poll at the meeting or any adjourned meeting.

80.8

The provisions of this Article 80 apply to the deposit, delivery or receipt of any power of attorney or authority under which the proxy appointment is given, or to a duly certified copy of the power of attorney or authority, or, in the case of a power of attorney or authority executed outside the United Kingdom to a notarially authenticated copy, as they do to the proxy appointment.

81.	TIME LIMIT ON VALIDITY OF PROXY

A proxy appointment will only remain valid for 12 months from the date stated in it as the date of its execution or, if undated, the date of its receipt by the Company. The only exception to this is where an adjourned meeting is held or a poll demanded at a meeting or adjourned meeting after the 12 months’ period has expired if the original meeting was held or demand for a poll was made within that period. If during the 12 months period the authority of a person to act as proxy is terminated the termination must be notified to the Company in writing.

82.	AUTHORITY CONFERRED BY PROXY

A proxy appointment, including one sent in electronic form, gives authority for the proxy to demand or join in demanding a poll and generally to act at the meeting for the member making the appointment.

83.	POWER TO APPOINT ATTORNEY

Any member residing out of or absent from the United Kingdom may execute a power of attorney, either before or after leaving the United Kingdom, appointing any person to be his attorney either for the purpose of voting at any meeting or to give a general power extending to all meetings at which the member is entitled to vote. Every such power or a duly certified copy or (if such power was executed outside the United Kingdom) a notarially authenticated copy of such power shall be produced at the Transfer Office and left there for at least 48 hours before being acted upon.

84.	VALIDITY OF VOTES CAST BY PROXY OR POWER OF ATTORNEY

84.1	A vote given in accordance with the terms of a proxy appointment or power of attorney will be valid notwithstanding:

84.1.1	the prior death or insanity of the person who appointed the proxy or attorney;

84.1.2	the proxy appointment or power of attorney having been revoked;

84.1.3	the authority of the person appointed as proxy or attorney having been revoked; or

84.1.4	a transfer of the share in respect of which the vote is given.

The above provisions will not apply if notice in writing of the death, insanity, revocation or transfer has in the case of a notice not in electronic form been deposited at the Transfer Office (or in the case of a proxy form at any other place specified for depositing the proxy form) , or in the case of a notice in electronic form received at an address specified by the Company for the purpose of receiving such communications in electronic form in either case not less than 48 hours before the date of the meeting, or not less than 24 hours before the date fixed for the taking of the poll at which the proxy is to be used.

84.2

The Company shall be under no obligation to check whether a person appointed as a proxy for one or more members has voted in accordance with the instructions of such member or members and the vote or votes of such proxy shall not be invalidated should any such instructions not have been followed.

84.3	In calculating the time periods for the purposes of this Article 84, no account shall be taken of any part of a day that is not a working day.

DISENFRANCHISEMENT

85.	CIRCUMSTANCES IN WHICH SHARES DISENFRANCHISED

85.1

Subject to the provisions of the Companies Act 2006, no holder of a share in the Company shall, unless the Directors otherwise determine (any such determination being for such period and subject to such terms and conditions (if any) as the Directors may, in their absolute discretion, decide), be entitled (save as proxy for another member) to be present or vote at a general meeting either personally or by proxy or to exercise any other right in relation to meetings of the Company in respect of either the share he holds or (with effect from allotment) of any additional shares allotted in respect of the share which is the subject of a notice pursuant to this Article 85 (including without limitation any share allotted under a rights issue or capitalisation issue) (together “shares”) if:

85.1.1	any call or other sum presently payable by him to the Company in respect of the shares remains unpaid; or

85.1.2

he or any other person who appears to be interested in the shares has been served, under section 793 of this Companies Act 2006 or any other provision of the Statutes concerning the disclosure of interests in voting shares, with a notice which:

85.1.2.1	lawfully requires the provision of information regarding the shares to the Company within the period specified in such notice (being not less than 14 days from the date of service of such notice); and

85.1.2.2	contains a warning of the consequences under this Article 85 and under the provisions of Articles 46.1.2 and 149.1 of failing to comply with such notice; and

(whether or not he is aware of the identity of the beneficial owner(s) of the share) he or such other person is in default in complying with such notice; or

85.1.3	he has been duly served with a notice which:

85.1.3.1

requires him to provide or to procure that there is provided to the Company within the period specified in the notice (being not less than 14 days from the service of notice), a statement in writing authenticated by him or any other person or persons stating that he (if the statement is authenticated by him) or (as the case may be) the other person or persons who has/have authenticated the statement is/are the beneficial owner(s) of the shares and providing any additional information regarding the shares required by Article 88; and

85.1.3.2	contains a warning of the consequences under this Article 85 of failing to comply with such notice and

(whether or not he is aware of the identity of the beneficial owner(s) of the share) he is in default in complying with such notice.

85.2	For the purposes of this Article 85 a person shall be treated as appearing to be interested in a share:

85.2.1	where the member holding the share has informed the Company that he is, or may be, so interested; or

85.2.2

where the person has given the Company a notification pursuant to Article 85.1.2 which fails to establish the identity of the person or persons interested in such share and (after taking into account the notification and any other relevant information given to them) the Directors know or have reasonable cause to believe that the person in question is or may be interested in such share. References to “persons interested in shares” and to “interests in shares” respectively shall be construed as they are for the purposes of section 793 of the Companies Act 2006.

85.3

For the purposes of this Article 85, a person shall be deemed to be in default in complying with a notice referred to in this Article if he fails or refuses to give all the information required by the notice to the satisfaction of the Directors or if he gives information which he knows to be false or if he recklessly gives information which is false.

86.	DISENFRANCHISEMENT MAY APPLY TO ONLY PART OF A MEMBER’S HOLDING

Where a person holds more than one share in the Company or more than one share of a particular class, any notice given pursuant to Article 85 may relate either to all such shares or to such lesser number of them as is described or stated in the notice.

87.	SIGNATURE OF STATEMENTS ON BEHALF OF BODY CORPORATE

Any statement provided to the Company pursuant to Article 85 shall, for the purposes of that Article, be deemed to have been signed by a body corporate if signed by a duly authorised officer who is described in the statement as signing it on behalf of that body corporate.

88.	RIGHT TO REQUIRE ADDITIONAL INFORMATION

Any notice served on the holder of a share pursuant to Article 85.1.3 may require that, where the statement to be provided to the Company reveals that the beneficial owner of that share is a body corporate (“corporate owner”), the statement shall also provide the following information:

88.1

whether any other body corporate is a holding company (within the meaning of section 1159 of the Companies Act 2006) or a parent company (within the meaning of section 1162 and 1173 of the Companies Act 2006) of the corporate owner and, if so, the name and address of each such holding or parent company; and

88.2

whether any body corporate or other person (other than any such holding or parent company) is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of the corporate owner and, if so, the name and address of each such person.

89.	WHEN DISENFRANCHISEMENT CEASES TO APPLY

89.1	Where the disenfranchisement provisions of Article 85 apply to a particular share, they shall cease to apply to that share:

89.1.1	when the call or such other sum referred to in Article 85.1.1 has been paid in respect of that share and received by the Company; or

89.1.2

when the information and/or statement requested in respect of that share by the notice(s) referred to in Articles 85.1.2 and/or 85.1.3 have been provided to the Company to the satisfaction of the Directors; or

89.1.3	from the date as on and from which the Directors determine (pursuant to Article 85) that such provisions shall cease to apply to that share; or

89.1.4

when a period of 7 days has expired which commences on the date the Company receives a notice that the share has been sold either through a recognised investment exchange or overseas exchange, or as a result of an acceptance of a takeover offer.

89.2	The disenfranchisement provisions will cease to apply when whichever of the matters referred to in Articles 89.1.2 to 89.1.4 occurs first.

90.	REGISTRATION OF INFORMATION RECEIVED

For the purposes of section 808 of the Companies Act 2006 any information received by the Company following the service of a notice on a member pursuant to Article 85.1.2 is deemed to have been received by the Company as though the member had been required to provide the information under section 793 of the Companies Act 2006.

91.	CANCELLATION OF NOTICES

Any notice issued under Articles 85.1.2 or 85.1.3 may be cancelled by the Company at any time.

EXERCISE OF MEMBERS’ RIGHTS

92.	NOMINATION NOTICES

92.1

Subject to the provisions of the Companies Act 2006 a member may send to the Company notice in writing (a “nomination notice”) that another person or persons is entitled to enjoy or exercise the following rights in respect of the shares held by such member which are the subject of the notice:

92.1.1	the right to require the Directors to call a general meeting of the Company;

92.1.2

the right to receive a copy of all communications that the Company sends to its members generally or to any class of its members (which includes the member making the nomination) including a copy of notice of any general meeting of the Company and the Company’s annual accounts and reports for each financial year;

92.1.3	the right to require circulation of a statement and resolution or any matter to be included in the business of a meeting in accordance with Article 61;

92.1.4	the right to appoint a proxy to attend and speak and vote at any general meeting of the Company; and

92.1.5	the right to ask any questions at any general meeting of the Company.

92.2	The rights specified above are to be exercised or enjoyed only by the person nominated and not by the member unless and until the nomination ceases to have effect in accordance with these Articles.

92.3

A nomination will cease to have effect on the death or bankruptcy of the member or when he is disenfranchised in accordance with Article 85 or when the member ceases to hold the shares to which the nomination relate (by transfer, transmission or otherwise) and if relevant in the circumstances referred to in the nomination notice.

92.4	The Company may prescribe the form and content of nomination notices. Unless the Company prescribes otherwise, a nomination notice must:

92.4.1	state whether it relates to all the shares which the member concerned holds, or only some of them (and, if so, to which shares it relates);

92.4.2	state the name and address of the person nominated;

92.4.3	specify whether the Company is to send communications in hard copy to the person nominated and include any further information which the Company will need in order to send such communications;

92.4.4

specify whether the person nominated is to be entitled to enjoy or exercise all of the rights set out in Article 92.1 in relation to the Company, and, if not, which rights the person nominated is to be entitled to enjoy or exercise;

92.4.5	specify the date from which the nomination notice is to take effect;

92.4.6	specify when, other than in the circumstances set out in Article 92.3, the nomination notice is to cease to have effect; and

92.4.7	be executed by or on behalf of the member and the person or persons nominated.

93.	EFFECT OF NOMINATION NOTICES

93.1	Subject to these Articles of Association if the Company receives a nomination notice, the Company must give effect to that notice in accordance with its terms.

93.2	A nomination notice ceases to have effect in accordance with these Articles and, if relevant, its terms.

93.3	The Company must not give effect to a nomination notice to the extent that it is expressed to take effect before the date on which it is received by the Company.

93.4

If the Company receives a document which purports to be a nomination notice but which does not contain the information required by Article 92.4 or which is not given in the form prescribed by the Company, the Company:

93.4.1	may not give effect to it; and

93.4.2	may notify the registered member that it is defective (and in what respect it is defective) and that the Company cannot give effect to it in its present form.

94.	REPRESENTATION OF CORPORATE MEMBERS

94.1

Any corporation that is a member of the Company may, by resolution of its directors or other governing body, authorise any person or persons to act as its representative(s) at any meeting of the Company or of any class of members. The representative(s) will be entitled to exercise the same powers on behalf of the corporation as if each such representative had been an individual shareholder. The Directors may, but shall not be bound to, require evidence of the authority of any person purporting to act as the representative of any such corporation.

94.2

The Company shall be under no obligation to check whether any person or persons authorised to act as the representative(s) of a corporation that is a member of the Company has voted in accordance with the instructions of such member and the vote or votes of such representative (s) shall not be invalidated should any such instructions not have been followed.

DIRECTORS

95.	NUMBER OF DIRECTORS

Subject to the provisions of Article 115 the Company must have not less than 3 and not more than 12 directors.

96.	SHARE QUALIFICATION AND RIGHTS CONCERNING GENERAL MEETING

A director need not be a shareholder of the Company but a director who is not a shareholder of the Company is entitled to receive notice of and to attend and speak at all general and class meetings of the Company.

97.	FEES OF NON-EXECUTIVE DIRECTORS

Fees may be paid out of the funds of the Company to directors who are not managing or executive directors at such rates as the Directors may from time to time determine.

98.	REIMBURSEMENT OF EXPENSES

The directors (including alternate directors) are entitled to be paid out of Company funds all their travelling, hotel, and other expenses properly incurred by them respectively in and about the business of the Company, including their expenses of travelling to and from Directors’ meetings, committee meetings or general meetings.

99.	PAYMENT OF ADDITIONAL REMUNERATION IN SPECIAL CIRCUMSTANCES

Any director who devotes special attention to the business of the Company, or otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a director, may be paid additional remuneration to be determined by the Directors or any committee appointed by the Directors.

100.	A DIRECTOR’S INTERESTS IN CONTRACTS WITH THE COMPANY

100.1

A director may hold any other office or employment with the Company (other than the office of auditor) in conjunction with his office of director for such period and on such terms as the Directors may determine.

100.2

Subject to the provisions of the Statutes, a director or intending director may enter into any contract, arrangement, transaction or proposal with the Company relating to the tenure of any other office or employment referred to in Article 100.1.

100.3

Any contract, arrangement, transaction or proposal entered into pursuant to Article 100.2 or authorised by the Directors under Article 102 cannot be avoided and a director is not liable to account to the Company for any benefit realised from any such contract, arrangement, transaction or proposal by reason of either holding office as a director or because of the fiduciary relationship established by that office if the director has declared his interest in accordance with the Companies Act 2006.

101.	RESTRICTIONS ON A DIRECTOR’S POWER TO VOTE WHERE HE HAS AN INTEREST

101.1

Save as provided in this Article 101, or by the terms of any authorisation given by the Directors under Article 102 a director shall not vote as a director in respect of any contract, transaction or arrangement or proposed contract, transaction or arrangement or any other proposal in which he has any interest which conflicts or may conflict with the interests of the Company as defined in Article 102 (other than an interest in shares or debentures or other securities of or otherwise in or through the Company). If he does vote his vote shall not be counted. A director shall not be counted in the quorum present at the meeting in relation to any resolution of the Directors or of a committee of the Directors on which he is debarred from voting.

101.2

For the purposes of Article 102.1 interests of a person connected with the director are aggregated with the director’s interest but interests in shares or debentures or other securities of or connected with the Company are to be disregarded.

101.3

Provided that a director has no other interest save for that referred to in this Article 101 he shall be entitled to vote as a director and be counted in the quorum in respect of any resolution of the Directors or of a committee of the Directors relating to any of the following matters:

101.3.1

the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

101.3.2

the giving of any security, guarantee or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security; or

101.3.3	the granting of any indemnity or provision of funding pursuant to Article 190 unless the terms of such arrangement confer upon such director a benefit not generally available to any other director; or

101.3.4

an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter; or

101.3.5

any matters involving or relating to any other company in which he or any person connected with him has a direct or indirect interest (whether as an officer or shareholder or otherwise), provided that he and any persons connected with him are not to his knowledge the holder (otherwise than as a nominee for the Company or any of its subsidiary undertakings) of or beneficially interested in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances); or

101.3.6

an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom the arrangement relates; or

101.3.7	the purchase and/or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

101.4

A director shall not vote as a director or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or employment with the Company or any company in which the Company is interested including fixing or varying the terms, or the termination of, his appointment.

101.5

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of 2 or more directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each director separately and in such cases each of the directors concerned (if not debarred from voting under the proviso to Article 101.3.5) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.6

If any question arises at any meeting as to the materiality of a director’s interest or the entitlement of any director to vote and the director does not voluntarily agree to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to any director (other than himself) will be final and conclusive unless the nature or extent of the director’s interests has not been fairly disclosed. If any such question arises in respect of the chairman, it shall be determined by the Directors (other than the chairman). The Directors’ resolution will be final and conclusive unless the nature or extent of the chairman’s interest has not been fairly disclosed.

102.	DIRECTORS’ AUTHORISATION OF SITUATIONS IN WHICH A DIRECTOR HAS AN INTEREST

102.1

The Directors may, subject to the provisions of this Article 102 and Article 103, at any time authorise a director to be involved in a situation in which the director has or may have a direct or indirect interest which conflicts or may conflict with the interests of the Company (“a conflict of interest”) provided that:

102.1.1	in the case of a proposed appointment of a person as a director, the Directors authorise the conflict of interest before or at the time the director is appointed to office;

102.1.2	in the case of any other director the Directors authorise the conflict of interest at the time the conflict is declared to them in accordance with Article 103;

102.1.3

the director subject to the conflict of interest or any other interested director shall not vote and shall not be counted in the quorum in respect of the authorisation given under this Article 102 and if he or any other interested director does vote, those votes shall not be counted;

102.1.4

the Directors may in their absolute discretion impose such terms or conditions on the grant of the authorisation as they think fit and in doing so the Directors will act in such a way in good faith they consider will be most likely to promote the success of the Company;

102.1.5

a director will not be in breach of his duty under sections 172,174 and 175 of the Companies Act 2006 or the authorisation given by this Article 102 by reason only that he receives confidential information from a third party relating to the conflict of interest which has been authorised by this Article 102 and either fails to disclose it to the Directors or fails to use it in relation to the Company’s affairs and neither will he be in breach of his duty under the said section 175 for anything done or omitted to be done by him in accordance with the provisions of Articles 100 and 101; and

102.1.6

where approval to a transaction which falls within Chapter 4 of Part 10 of the Companies Act 2006 is given by members in accordance with that Chapter further authorisation for that transaction by the Directors under this Article 102 is not necessary.

102.2	For the purposes of this Article 102, ‘conflict of interest’ includes a conflict of interest and a conflict of duty and a conflict of duties.

103.	DECLARATION OF DIRECTOR’S INTERESTS IN CONTRACTS

A director who is in any way, whether directly or indirectly and whether for himself or through a person connected with him, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company and where relevant as a consequence of any situation arising from a conflict of interest within the meaning of Article 102, shall declare the nature of his interest in accordance with the Companies Act 2006.

104.	SHARES HELD BY THE COMPANY

The Directors may exercise the voting powers conferred by shares in any company held or owned by the Company or exercisable by them as directors of any other company as they think fit. This includes exercising voting powers in favour of a resolution appointing any or all of them directors of, or holders of any office or employment in, that other company, or voting or providing for the payment of remuneration to the directors of, or holders of any such office or employment in, such company.

MANAGING AND EXECUTIVE DIRECTORS

105.	APPOINTMENT OF DIRECTORS TO EXECUTIVE OFFICE

The Directors or any committee appointed by the Directors may for any period and on such terms as they think fit appoint any director to any executive office or employment (other than the office of auditor) in the Company (including, but without limitation, that of chief executive or managing director). They may also authorise any person appointed to be a director to continue in any executive office or employment held by him before he was appointed as director, but no service contract or contract for services shall be granted by the Company to any director or proposed director except in accordance with the Statutes.

106.	REMUNERATION ETC. OF DIRECTORS APPOINTED TO EXECUTIVE OFFICE

The remuneration and other terms and conditions of appointment of a director appointed to any executive office or employment under the Company shall from time to time (without prejudice to the provisions of any agreement between him and the Company) be fixed by the Directors or by any committee appointed by the Directors. The remuneration may (without limitation) be by way of fixed salary, lump sum, commission on the dividends or profits of the Company (or of any other company in which the Company is interested) or other participation in any such profits or by any combination of them.

107.	APPLICATION OF RETIREMENT BY ROTATION PROVISIONS TO CHIEF EXECUTIVE

The chief executive for the time being of the Company (whether described as chief executive, managing director or by any other title) is subject to the same provisions as to retirement by rotation, resignation and removal as the other directors. If for any reason he ceases to hold the office of director, he will immediately cease to be chief executive but this will not prejudice any claim he may have for compensation or damages for breach of any agreement he may have with the Company.

108.	APPLICATION OF RETIREMENT BY ROTATION PROVISIONS TO ALL OTHER EXECUTIVE DIRECTORS

A director holding any other executive office or employment in the Company shall not be exempt from retirement by rotation. His executive office or employment shall not come to an end by reason only of him ceasing to be a director, but (regardless of any claim he may have for compensation or damages for breach of any agreement he may have with the Company and subject to the provisions of any such agreement) may be ended at any time after he ceases to be a director by resolution of the Directors.

109.	DELEGATION TO DIRECTORS HOLDING EXECUTIVE OFFICE

The Directors may, on such terms and conditions as they think fit, give a director appointed to any executive office or employment any of the powers exercisable under these Articles by the Directors, other than the power to make calls, forfeit shares, borrow money or issue debentures. They may give such powers collaterally with, or to the exclusion of, and in substitution for all or any of the powers of the Directors in that regard, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

110.	VACATION OF OFFICE OF A DIRECTOR

110.1	A director will automatically cease to hold office as a director if:

110.1.1	he is prohibited by law from being or acting as a director or if he ceases to be a director by virtue of any provision of the Companies Act 2006; or

110.1.2

he resigns in writing and his resignation is left at the Registered Office or delivered to a meeting of the Directors or to the Secretary or if he offers in writing to resign and the Directors resolve to accept his resignation; or

110.1.3

he becomes bankrupt or applies for an interim order pursuant to section 253 of the Insolvency Act 1986 or enters into any voluntary arrangement within the definition contained in that section or has an interim receiver appointed under section 286 of that Act of all or any part of his property; or

110.1.4

he is admitted to hospital as a result of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

110.1.5

a court claiming jurisdiction in matters concerning mental disorder makes an order for his detention or for the appointment of a guardian or for the appointment of a receiver, curator bonis or other person (by whatever name called) to exercise powers with respect to his property or affairs; or

110.1.6

he is absent from meetings of the Directors for 6 successive months without permission from the Directors and his alternate director (if any) has not during such period attended in his place and the Directors have resolved that his office be vacated; or

110.1.7	he is removed from office in accordance with Article 116; or

110.1.8	he is removed from office by notice in writing served upon him and authenticated by all of the other directors; or

110.1.9

his conduct (whether or not concerning the affairs of the Company) is the subject of an investigation by an inspector appointed by the Secretary of State or by the Serious Fraud Office and the Directors resolve that it is undesirable in the interests of the Company that he remains a director; or

110.1.10	he is convicted of an indictable offence and the Directors resolve that it is undesirable in the interests of the Company that he remains a director.

111.	NUMBER OF DIRECTORS SUBJECT TO RETIREMENT BY ROTATION

111.1	At each annual general meeting the following directors will retire from office and be eligible for re-election:

111.1.1

any Director who was not elected or re-elected at either of the two preceding annual general meetings and any director who wishes to retire and offer himself for re-election (whether by reason of the UK Corporate Governance Code or for any other reason); and

111.1.2

such number of the Directors (excluding any director who is required to retire by Article 117) as would, when added to the number of directors (if any) retiring in accordance with Article 111.1.1 represent one third of the Directors. If one third is not a whole number then, subject to Article 111.2, the number of directors to retire is the number nearest to one third.

111.2

If at any annual general meeting the total number of directors to be considered for retirement by rotation (“the total number”) is less than 3 and the one third calculation in Article 111.1.2 would result in a number which is less than one then the following applies:

111.2.1	if the total number is two, one of those directors shall retire; and

111.2.2	if the total number is one, that director shall retire.

112.	SELECTION OF DIRECTORS TO RETIRE BY ROTATION

The directors to retire for the purposes of Article 111.1.2 shall include (so far as necessary to obtain the number required) any director who wishes to retire and not offer himself for re-election. Any further directors to retire for the purposes of Article 111.1.2 shall be those of the other directors who are subject to retirement by rotation pursuant to the provisions of that Article for the purposes of the meeting in question and who have at the date of the meeting been longest in office since their last re-election or appointment. In the case of persons who became or were last re-elected directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

113.	RE-ELECTION OR REPLACEMENT OF RETIRING DIRECTORS

At the meeting at which a director retires the members may pass an ordinary resolution to fill the office being vacated by electing the retiring director or some other person eligible for appointment to that office. In default the retiring director shall be deemed to have been elected or re-elected (as the case may be) unless:

113.1	at the meeting it is expressly resolved not to fill the vacated office or a resolution for the election or re-election of such director is put to the meeting and lost; or

113.2	such director has given notice in writing to the Company that he is unwilling to be elected or re-elected; or

113.3	the default is due to the moving of a resolution in contravention of Article 114; or

113.4	such director has attained any retiring age applicable to him as a director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his election or re-election is put to the meeting and lost. A retiring director who is elected or re-elected or deemed to have been elected or re-elected will continue in office without a break.

114.	RESOLUTIONS FOR THE APPOINTMENT OF DIRECTORS

114.1

A single resolution for the appointment of 2 or more persons as directors is void unless a resolution that it shall be moved has first been agreed to by the meeting without any vote being given against it.

114.2

At any general meeting no person other than a director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a director unless not less than 28 nor more than 35 days before the date of the meeting:

114.2.1

a notice in writing, authenticated by a member (other than the person to be proposed) who is qualified to attend and vote at that meeting, containing his intention to propose the person for election; and

114.2.2	a notice in writing authenticated by the person proposed as a director of his willingness to be elected;

have both been left at the Registered Office or sent to the Secretary.

115.	POWER TO ALTER LIMITS ON THE NUMBER OF DIRECTORS

The Company may by ordinary resolution from time to time increase or reduce any limits on the number of directors specified in Article 95 and may also determine in what rotation such increased or reduced number is to go out of office and may make any appointments required for making any such increase.

116.	REMOVAL OF DIRECTORS BY SPECIAL OR ORDINARY RESOLUTION

116.1

The Company may by special resolution, or in accordance with and subject to the provisions of the Companies Act 2006, by ordinary resolution at a meeting of which special notice has been given, remove any director from office.

116.2

The right to remove a director may be exercised notwithstanding any agreement between the Company and the director, but will not affect any claim the director may have for damages for breach of such agreement.

116.3

The Company may appoint a substitute in place of the director removed from office. The substitute shall, for the purposes of Article 111, be treated as if he became a director on the same day as the director in whose place he is appointed was last elected or re-elected. If the Company does not appoint another person, the vacancy may be filled in accordance with Article 117.

117.	DIRECTORS’ POWER TO APPOINT ADDITIONAL DIRECTORS OR TO FILL CASUAL VACANCIES

117.1

The Directors may appoint any person to be a director either to fill a vacancy or as an additional director but the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with Article 95. Any director appointed under the provisions of this Article 117 by the Directors shall retire from office at the next annual general meeting and shall then be eligible for election by the members. He shall not be taken into account in determining the number of directors who are to retire by rotation at such meeting but shall be deemed to have retired at the meeting for the purposes of Article 112.

117.2

Without prejudice to Article 117.1 or Article 122 but subject to the provisions of Article 115, the Company may by ordinary resolution appoint any person to be a director of the Company either to fill a vacancy or as an additional director.

ALTERNATE DIRECTORS

118.	POWER TO APPOINT ALTERNATE DIRECTORS AND THEIR STATUS

118.1

Any director may at any time appoint any other director or any other person approved by the Directors to be his alternate director and may at any time terminate such appointment. Any such appointment or termination shall be in writing and shall be effective when it is delivered to the Registered Office or to a meeting of the Directors.

118.2

Any person’s appointment as an alternate director ceases if and when the director appointing him vacates his office as director (otherwise than by retirement and re-election at the same meeting). It also ceases upon the happening of any event that, if he were a director, would cause him to vacate such office.

118.3	An alternate director is:

118.3.1

subject to providing to the Company an address within the United Kingdom at which notices may be served on him, entitled to receive notice of all meetings of the Directors and, if the Directors decide, of all meetings of any committee of which the director appointing him is a member;

118.3.2	entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present;

118.3.3	generally at any such meeting entitled to perform all functions of the director appointing him as a director; and

118.3.4

at any such meeting entitled to one vote for each director for whom he acts as alternate director (in addition to his own vote if he is himself a director) but can be counted only once for the purpose of determining whether a quorum is present.

For the purposes of the proceedings at any such meeting the provisions of these Articles shall apply as if the alternate director were a director. If the director appointing him is either absent from the United Kingdom or temporarily unable to act through ill health or disability, an alternate director’s authentication or approval of any resolution in writing of the Directors or of a committee appointed by the Directors shall be as effective as the authentication of or approval by the director appointing him.

Except as provided for in this Article 118 an alternate director shall not have power to act as a director nor shall he be deemed to be a director for the purpose of these Articles.

118.4

An alternate director is entitled to hold any office or place of profit or to contract and be interested in and benefit from contracts or arrangements and to be repaid expenses and to be indemnified to the same extent as if he were a director. He shall not be entitled to receive from the Company as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to the director appointing him as the director may by notice in writing to the Company from time to time direct. An alternate director shall not be required to hold any shares in the Company by way of qualification.

118.5

Every person acting as an alternate director is an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the appointor.

PROCEEDINGS OF DIRECTORS

119.	DIRECTORS’ MEETINGS

119.1

The Directors may meet to despatch business and adjourn and otherwise regulate their meetings as they think fit. A meeting may be called by any director and must be called by the Secretary if a director requests a meeting.

119.2

Meetings are called by serving a notice on all the directors. It is not necessary to serve notice on a director who is absent from the United Kingdom but an alternate director acting in his place must, subject to the provisions of Article 118.3, be served with notice. A director may prospectively or retrospectively waive his right to receive notice of any meeting.

119.3

Notice is deemed to be served if it is given to the director personally or by word of mouth or sent in writing to the director’s last known address or any other address given to the Company for this purpose.

119.4	Questions arising at any meeting shall be determined by a majority vote. If votes are equal the chairman of the meeting shall have a second or casting vote.

119.5

All or any of the Directors or members of any committee appointed by the Directors can participate in a Directors or committee meeting by means of conference telephone, video teleconference or similar equipment whereby all persons participating can hear each other. Any person participating in a meeting in this way will be deemed to be present in person and, subject to the provisions of these Articles and the Statutes, will be entitled to vote and be counted in a quorum. A meeting taking place by conference telephone, video teleconference or similar will be deemed to take place either where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting is.

120.	QUORUM FOR A BOARD MEETING

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be 2 of whom one may be an alternate director provided that he is not also a director. A duly convened meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors.

121.	RESOLUTIONS IN WRITING

121.1	A resolution of the Directors may be in writing provided that:

121.1.1

it is authenticated or approved by all the Directors (or by all the members of a committee appointed by the Directors) who are in each case entitled to vote on the resolution and present in the United Kingdom;

121.1.2	the approval is in writing; and

121.1.3	the number of Directors (or of the committee) referred to in Article 121.1.1 is sufficient to form a quorum.

121.2	A resolution in writing of the Directors will be as effective as a resolution passed at a duly convened Directors’ or committee meeting.

121.3	A resolution in writing of the Directors can consist of several copies of a document, each copy authenticated or approved by one or more of the Directors or committee members.

121.4

If a director is not present in the United Kingdom or is temporarily unable to act through ill health or disability, but has appointed an alternate director who is in the United Kingdom, the alternate director must authenticate or approve the resolution.

122.	POWERS OF DIRECTORS TO ACT NOTWITHSTANDING REDUCTION BELOW MINIMUM NUMBER

The continuing directors may act notwithstanding any vacancy in their body, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning general meetings, but not for any other purpose. If there are no directors or director able or willing to act, then any 2 members may summon a general meeting for the purpose of appointing directors.

123.	APPOINTMENT OF CHAIRMAN

The Directors may elect a chairman of their meetings and one or more deputy chairmen and determine the period for which each is to hold office. If no chairman or deputy chairman has been elected, or if at any meeting neither the chairman nor a deputy chairman is present within 5 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

124.	APPOINTMENT OF AND DELEGATION OF POWERS TO COMMITTEES

The Directors may appoint committees consisting of such directors as they think fit, and may delegate any of their powers to any such committee (with power to sub-delegate), and may from time to time revoke any such delegation and discharge any such committee wholly or in part. The Directors may co-opt onto any such committee persons who are not directors of the Company and may give such persons voting rights on that committee. The number of co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall not be effective unless a majority of the members of the committee present at the meeting are directors of the Company. Any committee appointed by the Directors shall, in the exercise of delegated powers, conform to any regulations imposed upon it by the Directors.

125.	PROCEEDINGS OF COMMITTEES

The meetings and proceedings of any committee consisting of 2 or more directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as these Articles apply and are not superseded by or inconsistent with any regulations made by the Directors under Article 124.

126.	VALIDITY OF ACTS OF DIRECTORS

All acts done by the Directors or by a committee appointed by the Directors or by any person held out by the Company to be a director will be valid even though:

126.1	there was some defect in their appointment or continuance in office;

126.2	any of them were disqualified from acting as a director;

126.3	any of them have vacated office; or

126.4	any of them were not entitled to vote on the matter in question.

In any of the above circumstances and in favour only of persons dealing in good faith with the Company, all acts will be as valid as if there were no such defects or irregularities of the kind referred to in this Article.

BORROWING POWERS

127.	GENERAL POWER OF DIRECTORS TO EXERCISE THE COMPANY’S BORROWING POWERS

Subject to the provisions of Article 128 the Directors may exercise all the powers of the Company to borrow or raise money, to mortgage or charge all or any of its undertaking, property, assets and uncalled capital, to issue debentures and other securities, and to give security whether outright or as collateral security for any debt, liability or obligation of the Company, any subsidiary of the Company or of any third party.

128.	RESTRICTIONS ON BORROWING POWERS OF DIRECTORS

The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not, without the previous sanction of an ordinary resolution of the Company, exceed an amount equal to 3 times the Adjusted Capital and Reserves. The certificate of the Auditors for the time being as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding upon all concerned.

129.	MEANING OF BORROWINGS

129.1	For the purposes of Article 128 the expression “Adjusted Capital and Reserves” shall mean at any material time a sum equal to the aggregate of:

129.1.1	the amount paid up or credited as paid up (excluding any premium) on the issued share capital of the Company; and

129.1.2

the aggregate amount standing to the credit of the consolidated capital and revenue reserves of the Company and its subsidiaries whether distributable or undistributable (including, without limitation, any share premium account, capital redemption reserve, property revaluation reserve and profit and loss account) all as shown by the then latest audited accounts of those companies but after:

129.1.2.1	excluding any sums set aside for taxation (including deferred taxation);

129.1.2.2

making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date. For this purpose share capital allotted or unconditionally agreed to be allotted shall be deemed to have been issued and share capital already called up or payable at any fixed future date within the following 6 months shall be treated as already paid up. If any issue or proposed issue of shares by the Company for cash has been underwritten such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect of the shares issued (not being moneys payable later than 6 months after the date of allotment) shall, to the extent so underwritten, be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

129.1.2.3

making such adjustments as may be appropriate in respect of any distributions declared, recommended or made by the Company or its subsidiaries (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

129.1.2.4	making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiaries since the date of the latest audited balance sheet of the Company;

129.1.2.5

(if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary), making all such adjustments as would be appropriate if such transaction had been carried into effect;

129.1.2.6	excluding minority interests in subsidiaries;

129.1.2.7	eliminating all amounts (if any) attributable to goodwill or otherwise attributable to intangible assets shown as such on consolidation;

129.1.2.8

excluding such part of the interests of the Company or a subsidiary in an Associated Company (as defined below), which is not a subsidiary of the Company, attributable to any post-acquisition undistributed profits and reserves but including such interests at original cost or, if lower, book value; and

129.1.2.9	after making such other adjustments (if any) as the Auditors may consider appropriate.

For the purpose of the above, “Associated Company” means any company or partnership which shall be treated by the Auditors as an associated company or partnership for the purpose of any Statement of Standard Accounting Practice for the time being in issue relating to accounting for the results of associated companies published by the Accounting Standards Board or other relevant regulatory body.

129.2	Borrowings for the purpose of Article 128 are deemed to include (to the extent that the same would not otherwise fall to be taken into account):

129.2.1	the principal amount of all debentures of any member of the Group which are not for the time being beneficially owned within the Group;

129.2.2

the outstanding amount of the acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

129.2.3	the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary of the Company not for the time being beneficially owned by other members of the Group;

129.2.4

the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other borrowed moneys (not being shares or debentures which, or borrowed moneys the indebtedness in respect of which, is for the time being beneficially owned within the Group) the redemption or repayment of which is guaranteed or wholly or partly secured by any member of the Group; and

129.2.5	any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account;

but do not include:

129.2.6

any amounts borrowed by any member of the Group for the purpose of repaying or redeeming (with or without premium) the whole or part of any borrowings falling to be taken into account provided it is intended they will be applied for such purpose within 6 months of being borrowed and only to the extent that they have been applied for that purpose;

129.2.7

any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department of the Department for Business, Innovation and Skills or by any other governmental department or non-governmental successor fulfilling a similar function or other like institution carrying on a similar business;

129.2.8

any amounts borrowed which are for the time being deposited with HM Revenue & Customs or other body designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme; or

129.2.9	moneys borrowed by a company at the time it becomes a subsidiary of the Company for a period of 6 months from the date of its becoming a subsidiary.

129.3

Any amounts borrowed by a partly-owned subsidiary and not owing to another member of the Group shall be taken into account subject to the exclusion of an amount equal to the minority proportion, and moneys borrowed and owing to a partly-owned subsidiary by another member of the Group shall be taken into account to the extent of an amount equal to the minority proportion. For the purposes of this Article 129.3 “minority proportion” means the proportion of the issued equity share capital of the partly-owned subsidiary which is not attributable to the Company.

129.4	Borrowed moneys of any member of the Group expressed in or calculated by reference to a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

129.4.1

at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (“hedging agreement”); or

129.4.2	if repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company:

129.4.2.1	of the rate of exchange used for the conversion of that currency in the relevant balance sheet; or

129.4.2.2	if no rate was used, the middle-market rate of exchange quoted by the Company’s principal bankers at the close of business in London on the date of the relevant balance sheet; or

129.4.2.3

if it would result in a lower figure the middle-market rate of exchange quoted by the Company’s principal bankers at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made.

129.5

If, immediately prior to a general meeting the restriction on borrowing powers set out in Article 128 has not been exceeded by reference to the immediately preceding audited consolidated balance sheet, the Directors will not be in breach of Article 128 if the restriction on borrowing powers is exceeded immediately after, and as a result of, any new consolidated balance sheet being laid before the members in general meeting. In such circumstances the Directors must ensure that no later than 6 months after the date of the general meeting, the Company has, by ordinary resolution, sanctioned the excess borrowing or that the aggregate amount of outstanding borrowed moneys has been reduced to an amount not exceeding the borrowing restriction.

129.6

Notwithstanding any other provision of Article 128, the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit imposed by this Article is inadvertently exceeded, an amount of borrowings equal to the excess may be disregarded until the expiration of 6 months after the date on which, by reason of a determination of the Auditors of otherwise, the Directors become aware that the said limit has been inadvertently exceeded as aforesaid.

130.	PROTECTION OF THIRD PARTIES IF RESTRICTIONS ON BORROWING POWERS BREACHED

No person dealing with the Company or any of its subsidiaries shall by reason of the provisions of Article 128 be concerned to see or inquire whether the limit referred to in Article 128 is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had express notice at the time the debt was incurred or the security was given that the limit imposed had been or would be exceeded by the incurring of the debt or giving of the security.

GENERAL POWERS OF DIRECTORS

131.	MANAGEMENT OF THE BUSINESS

The business of the Company shall be managed by the Directors. They may exercise all the powers of the Company and do on behalf of the Company all acts which could be exercised and done by the Company, and which are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting. The Directors, in managing the Company, are subject to the provisions of the Statutes and of these Articles and to regulations prescribed by the Company by ordinary resolution provided that the regulations are not inconsistent with the provisions of the Statutes and these Articles. No regulation so made by the Company will invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article are not limited or restricted by any special authority or power given to the Directors by any other Article.

132.	POWER TO ESTABLISH LOCAL BOARDS ETC.

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere. They may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors (other than their power to make calls, forfeit shares, borrow money or issue debentures) with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies on the boards, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit. The Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith will be affected if they have no notice of the annulment or variation. The Directors may exercise all the powers of the Company under sections 49 and 129 of the Companies Act 2006 and the obligations and conditions imposed by both section 49 and section 129 shall be duly observed.

133.	APPOINTMENT OF ATTORNEYS

The Directors may by power of attorney or otherwise appoint any company, firm, person or group of persons, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under or pursuant to these Articles) and for such period and subject to such conditions as the Directors may think fit. A power of attorney may contain such provisions the Directors may decide on for the protection and convenience of persons dealing with the attorney and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may remove any person appointed under this Article and may revoke or vary the delegation but no person who deals in good faith and without notice of the revocation or variation shall be affected by it.

134.	SIGNATURE OF CHEQUES, BILLS ETC.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

135.	ESTABLISHMENT OF PENSION OR BENEFIT SCHEMES, CLUBS, FUNDS ETC.

135.1

The Directors may exercise all the powers of the Company to provide as follows for employees of the Company, and of its subsidiaries and companies with which it is associated (together “associated companies”):

135.1.1

to establish, concur or join in establishing with associated companies, schemes or funds for providing pensions, annuities, sickness or compassionate allowance, life assurance benefits, donations, gratuities or other benefits for employees and to make contributions out of the Company’s money to such schemes or funds;

135.1.2

to pay, agree to pay or make grants (revocable or irrevocable and whether subject or not to any terms or conditions) of pensions or other retirement, superannuation, death or disability benefits to employees including pensions or benefits in addition to those to which the employees are or may become entitled under any scheme or fund referred to in Article 135.1.1. Any pension or benefit may be granted to an employee either before or in anticipation of or on or at any time after his actual retirement as the Directors in their absolute discretion consider to be desirable;

135.1.3

to procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of employees or otherwise to advance the interests and well-being of the Company, its members, or associated companies; and

135.1.4	to procure the making of payments for or towards the insurance of any employees.

135.2

For the purposes of this Article 135 “employees” include any director who holds or held office or employment with the Company, ex-employees of the Company and their spouse, civil partner, widow, widower or surviving civil partner, relatives, families or dependants or any class or classes of such persons.

135.3	The Directors may also sanction the exercise of any power conferred upon the Company by section 247 of the Companies Act 2006.

135.4	The Directors may exercise all the powers of the Company to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object.

SECRETARY

136.	APPOINTMENT OF SECRETARY

Subject to section 10(2) of the Companies Act 1985, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. If thought fit, 2 or more persons may be appointed as joint secretaries.

137.	APPOINTMENT OF ASSISTANT OR DEPUTY SECRETARY

The Directors may appoint any person to be an assistant or deputy Secretary of the Company. Anything authorised or required by these Articles or by law to be done by or to the Secretary may be done by or to any such assistant or deputy Secretary. Any assistant or deputy Secretary so appointed may be removed by the Directors.

138.	RESTRICTIONS WHERE DIRECTOR AND SECRETARY ARE ONE AND THE SAME

Where the Companies Act 2006 or these Articles require or authorise something to be done by or to a director and the Secretary, it must not be done by or to one person acting both as director and as, or in place of, the Secretary.

THE SEAL

139.	FORMALITIES CONCERNING USE OF THE SEAL

The Directors must provide for the safe custody of the Seal. The seal must only be used by the authority of the Directors or of a committee appointed and authorised by the Directors. Every instrument to which the Seal is affixed must be signed by one director whose signature must be attested in the presence of a witness or by one director and the Secretary or some other person appointed by the Directors for the purpose or by 2 directors. As regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that the signatures referred to in this Article shall be dispensed with or fixed by some mechanical or other method or system of applying facsimile signatures.

RESERVES

140.	POWER TO CARRY PROFITS TO RESERVE

Subject to the Statutes, the Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper. At the discretion of the Directors, the reserve shall be applied for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also carry forward any profits without placing them to reserve.

DIVIDENDS

141.	POWER TO DECLARE DIVIDENDS

The Company may by ordinary resolution declare dividends. No dividend will be payable except out of the profits of the Company available for distribution in accordance with the provisions of the Companies Act 2006, or in excess of the amount recommended by the Directors.

142.	APPORTIONMENT OF DIVIDENDS

142.1

Subject to the provisions of the Companies Act 2006, and except as otherwise provided by these Articles or by the rights or privileges attached to any shares carrying a preferential or special right to dividends, Company profits will be used to pay dividends on shares in proportion to the amount paid up on each share and will be apportioned and paid pro rata based on the amount paid up in any part of the period when the dividend is paid.

142.2	No dividends will be paid except out of profits that the Company has determined should be distributed.

142.3	The provisions of Article 142.1 will not apply to payments made on each share in advance of calls.

142.4

Notwithstanding Article 142.1 if the terms of issue of a share provide that it will rank for dividend as from or after a particular date, or be entitled to dividends declared after a particular date, that share will rank for or be entitled to the dividend on that basis.

143.	DIVIDENDS PAYABLE IN ANY CURRENCY

Unless the terms of issue of a share provide otherwise, dividends may be paid or declared in any currency. The Directors may agree with a member:

143.1	that dividends declared or which become due on his shares in one currency will be paid or satisfied in another currency;

143.2	the basis of conversion to be applied;

143.3	how and when the amount to be paid in the other currency will be calculated and paid; and

143.4	whether the Company or any other person will bear the costs of conversion.

144.	POWER TO PAY INTERIM AND FIXED DIVIDENDS

If, in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

144.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for payment; and

144.2

pay interim dividends of such amounts and on such dates as they think fit. If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of any interim dividend on any shares having non-preferred or deferred rights.

145.	SHARE PREMIUM ACCOUNT

Subject to the provisions of and save as provided by the Companies Act 2006, if the Company issues shares at a premium, whether for cash or otherwise, the Directors must transfer a sum equal to the aggregate amount or value of the premiums to an account to be called the share premium account and any amount for the time being standing to the credit of such account shall not be applied in the payment of dividends.

146.	DIVIDENDS NOT TO BEAR INTEREST

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

147.	DEDUCTION OF DEBTS DUE TO COMPANY

The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share any money payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

148.	RETENTION OF DIVIDENDS AND BONUSES PAYABLE ON SHARES OVER WHICH THE COMPANY HAS A LIEN

The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

149.	RETENTION OF DIVIDENDS AND BONUSES WHERE A SECTION 793 NOTICE HAS NOT BEEN COMPLIED WITH

149.1	Subject to the provisions of Article 150 the Directors may also retain any dividend or other moneys otherwise payable on or in respect of shares if:

149.1.1

a notice has been duly served in respect of the shares pursuant to section 793 of the Companies Act 2006 or any other provision of the Companies Act 2006 concerning the disclosure of interests in voting shares; and

149.1.2	the share or shares which were the subject of that notice represented in aggregate at least 0.25 per cent. of that class of shares (calculated exclusive of any treasury shares of that class); and

149.1.3

the person or persons on whom the notice was served failed to comply with the requirements of that notice within the period for compliance specified in the notice (being not less than 14 days from the date of service of the notice) and remains in default in complying with such notice.

150.	WHEN RIGHT OF RETENTION UNDER ARTICLE 149 CEASES

150.1	If any right of retention has arisen under the provisions of Article 149, it shall cease to apply to those shares if:

150.1.1	the person or persons on whom the notice referred to in Article 149 was served ceases to be in default in complying with such notice; or

150.1.2	the Directors decide (in their absolute discretion) that the right of retention has ceased to apply to those shares; or

150.1.3

a period of 7 days has expired which commences on the date the Company receives a notice that the share has been sold either through a recognised investment exchange or overseas exchange, or as a result of an acceptance of a takeover offer.

150.2

If and for as long as a person is in default in complying with a notice referred to in Article 149, the consequences of default set out in that Article will also apply (with effect from allotment) to any additional share allotted to that person after service of the notice in right of the shares that were the subject of the notice (including shares allotted on a rights issue or capitalisation issue) as if such additional share had also been the subject of the notice.

150.3

For the purposes of Article 149 and the provisions of this Article 150, a person shall be deemed to be in default in complying with a notice referred to in those Articles if he fails or refuses to give all the information required by the notice to the satisfaction of the Directors or if he gives information which he knows to be false or if he recklessly gives information which is false.

151.	UNCLAIMED AND RETAINED DIVIDENDS

All unclaimed and retained dividends may be invested or otherwise made use of by the Directors as they shall think fit for the benefit of the Company until such dividends are claimed or cease to be liable to retention under these Articles and if the Directors do so the Company will not be constituted a trustee of any such retained dividends. Any dividend remaining unclaimed or retained in accordance with these Articles for twelve years from the date the dividend becomes due for payment will, after that date, be forfeited and will revert to the Company.

152.	PAYMENT OF DIVIDENDS IN SPECIE

With the sanction of an ordinary resolution of the Company all or any part of a dividend can be paid by the distribution of specific assets, and the Directors must give effect to such ordinary resolution. If any difficulty arises on such a distribution the Directors can settle it as they think fit and in particular they can:

152.1	issue fractional certificates;

152.2	fix the value of all or part of the assets for distribution purposes;

152.3	determine that cash payments are made to members based on the value of the assets in order to adjust the rights of members; and

152.4	vest any assets in trustees.

153.	RECEIPTS BY JOINT HOLDERS

If 2 or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give an effective receipt for any dividend or other moneys payable on or in respect of the share, and payment of dividends in accordance with Article 154 may be made to any one of them. The provisions of this Article 153 are, in the case of persons entitled jointly to a share in consequence of the death or bankruptcy of the holder, subject to Article 53.

154.	METHOD OF PAYMENT OF CASH DIVIDENDS

154.1

Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque, warrant, similar financial instrument or by such bank or other funds transfer system as the Directors consider appropriate or in the case of shares held in uncertificated form by means of a relevant system.

154.2

A cheque, warrant or similar financial instrument must be sent by post to a member at his registered address, or to any other person or persons entitled to the share in consequence of the death or bankruptcy of the holder and/or to any other address which the member or person authorises in writing. The cheque, warrant or similar financial instrument must be made payable to, or to the order of, the person to whom it is sent, or to any person nominated in writing by the holder, joint holders, or the person or persons entitled to it.

155.	PAYMENT AS GOOD DISCHARGE

Payment of a cheque, warrant or similar financial instrument by the banker upon whom it is drawn or debiting of the Company’s account in respect of a bank or funds transfer or, in the case of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of a relevant system shall be a good discharge to the Company.

156.	CHEQUES ETC TO BE AT SOLE RISK

Every cheque, warrant, bank or funds transfer or payment made by any other method will be sent at the sole risk of the person entitled.

157.	RIGHT TO STOP SENDING DIVIDEND WARRANTS BY POST

157.1	Not withstanding Article 154 or any authorisation given to the Company, the Company may stop sending dividend cheques or warrants by post in relation to a share if:

157.1.1	dividend cheques or warrants have been sent by post and returned undelivered or left uncashed during the periods for which the same are valid on 2 consecutive occasions; or

157.1.2

a dividend cheque or warrant has been sent by post to the registered address of the member or other person entitled to the dividend on that share and returned undelivered or left uncashed during the period for which the same are valid and reasonable enquiries have failed to establish any new address for such member or person.

157.2

The Company must recommence sending cheques or warrants (or using another method of payment) in respect of dividends if the member or other person entitled to the dividend claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

158.	POWER TO SPECIFY RECORD DATES

Any resolution which declares or resolves to pay a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the dividend is payable to the persons registered as the holders of the shares at the close of business on a particular date. That date can be prior to the date on which the resolution is passed. In that case the dividend will be payable in accordance with the respective registered shareholdings notwithstanding any subsequent transfer or transmission of the shares. The provisions of this Article do not prejudice the rights to dividends or other benefits as between the transferors and transferees of any such shares. The provisions of this Article will also apply to capitalisations that are effected under Article 160.

SHARES IN LIEU OF DIVIDEND

159.	POWER TO OFFER SHARES IN LIEU OF CASH DIVIDENDS

159.1

With the sanction of an ordinary resolution of the Company, the Directors may offer holders of ordinary shares the right to elect to receive additional ordinary shares (“new ordinary shares”) which are fully paid up, instead of all or part of a cash dividend.

159.2	The ordinary resolution may specify:

159.2.1	the terms and conditions on which the offer is made;

159.2.2	the method by which the shareholders elect to receive the new ordinary shares; and

159.2.3

that the right to elect to receive the new ordinary shares is in respect of a particular dividend and/or the whole or part of all or any dividends declared or paid in a specified period which must not end later than the end of the fifth annual general meeting following the date on which the ordinary resolution is passed.

159.3	The Directors must provide the ordinary shareholders with a form of election approved by the Directors and notify them in writing:

159.3.1	of their right to elect to receive the new ordinary shares;

159.3.2	of the procedure to be followed in order to exercise the right; and

159.3.3	of the place at which and the latest date and time by which completed forms of election have to be lodged in order to be effective.

159.4

The holders of ordinary shares who elect to receive the new ordinary shares will be entitled to such whole number of new ordinary shares as is, as nearly as possible, equal in value to the amount of the cash dividend they would otherwise have received. The value of each new ordinary share will be calculated on the basis of its market value.

For the purposes of this Article 159 “market value” means the middle market quotation for ordinary shares as derived from the AIM Appendix to the Daily Official List of the London Stock Exchange plc on the last practicable business day before the notice is sent to shareholders.

Following an election in accordance with this Article 159, the dividend, or part of a dividend, will not be payable on the ordinary shares for which the holder has elected to receive new ordinary shares. Instead, the Directors shall capitalise a sum equal to the aggregate nominal value of the new ordinary shares to be allotted. The sum to be capitalised can be taken from the Company’s undivided profits not required for paying preferential dividends (whether or not they are available for distribution) or from any sum in the Company’s share premium account or capital reserves (including capital redemption reserves). The capitalised sum shall be used to pay up the new ordinary shares in full and the new ordinary shares will then be allotted and distributed to the holders on the basis set out in this Article 159.4. The provisions of this Article 159 will be subject to any right the Directors may have under these Articles to retain any dividends or any other moneys payable on or in respect of any particular share or shares.

159.5	The Directors’ right to capitalise under Article 159.4 applies notwithstanding any other rights to capitalise any sums given to them by these Articles.

159.6

The Directors may at their discretion make any rights of election offered pursuant to this Article subject to such exclusions or arrangements as they may consider necessary or expedient to deal with any legal or other difficulties which would or may otherwise arise under the laws of, or the requirements of any recognised investment exchange, recognised regulatory body or any stock exchange in, any territory.

159.7

The new ordinary shares will, at the time they are issued, rank equally in all respects with the existing issued fully paid ordinary shares except that they will not be entitled to share in the dividend in relation to which the relevant election was made.

159.8

The Directors may provide as they think fit for any fractions of new ordinary shares, including provisions to retain and accumulate them on behalf of any holder of ordinary shares and to use the retained fractions either for the allotment of fully paid ordinary shares by way of capitalisation to the holder or for a cash subscription of fully paid ordinary shares on behalf of the holder.

CAPITALISATION OF PROFITS AND RESERVES

160.	POWER TO CAPITALISE PROFITS AND RESERVES

160.1	With the sanction of an ordinary resolution of the Company, the Directors may:

160.1.1

resolve to capitalise any undistributed profits (whether available for distribution or not) of the Company which are not required for paying any preferential dividend or any sum in the Company’s share premium account or capital reserves (“capitalised sum”);

160.1.2

appropriate the capitalised sum to the members who would have been entitled to it if it were distributed by way of dividend and in proportion to the amount of dividend to which they would have been entitled;

160.1.3

apply the capitalised sum either to pay amounts unpaid on members’ partly paid shares or to pay up in full any unissued shares or debentures and allot the shares or debentures credited as fully paid to the members in proportion to their existing holdings or partly in one way and partly in the other;

160.1.4

resolve that any shares allotted in respect of any partly paid ordinary shares shall, so long as the shares remain partly paid, rank for dividends only to the extent that the partly paid ordinary shares rank for dividend;

160.1.5	make provision by the issue of fractional certificates or by payment in cash or otherwise for shares or debentures which become distributable under this Article 160 in fractions;

160.1.6

authorise any person to enter into an agreement with the Company on behalf of the members which provides for the allotment to the members of fully paid shares or debentures in accordance with Article 160.1.3. The Directors’ authorisation is binding on all members; and

160.1.7	generally do anything which is required to give effect to such ordinary resolution of the Company.

160.2

The share premium account, the capital redemption reserves and any reserves not available for distribution may, for the purposes of this Article 160 only, be applied to pay up unissued shares which are to be allotted to members as fully paid.

MINUTES AND BOOKS

161.	REQUIREMENTS CONCERNING MINUTES

The Directors shall cause minutes to be made in books to be provided for the purpose:

161.1	of all appointments of officers made by the Directors;

161.2	of the names of the directors present at each meeting of the Directors and of any committee appointed by the Directors; and

161.3

of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees appointed by the Directors. Minutes of proceedings of the Directors shall be kept for at least ten years from the date of the meeting.

Any such minutes purportedly signed either by the chairman of the meeting at which the appointments were made, or Directors were present, or resolutions were passed or proceedings held (as the case may be), or by the chairman of the next succeeding meeting of the Company or the Directors or committee (as the case may be), shall be sufficient evidence (without any further proof) of what is stated in the minutes.

162.	REQUIREMENTS CONCERNING REGISTERS

The Directors shall ensure that the Company complies with the provisions of the Statutes with regard to:

162.1	the registration of charges;

162.2

the keeping of a register of members, a register of directors and secretaries, a register of charges, a register of director’s interests and a register for recording information relating to interests in the share capital of the Company;

162.3	the production and furnishing of copies of or extracts from the registers referred to in Article 162.2; and

162.4	keeping and making available for inspection copies and memoranda of directors’ service contracts.

163.	FORM OF REGISTERS

Any register, index, minute book, book of account or other book required by these Articles or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

ACCOUNTS

164.	COMPLIANCE WITH STATUTES

The Directors shall ensure that the Company complies with the provisions of the Statutes with regard to the keeping of accounting records.

165.	RIGHTS TO INSPECT BOOKS

The accounting records will be kept at the Registered Office, or at any other place within Great Britain that the Directors decide on. The accounting records will always be open to the inspection of the Directors. No member (other than a director) shall have any right to inspect any account or book or document of the Company unless the right is conferred by statute or authorised by the Directors.

166.	PRESENTATION OF ACCOUNTS ETC. TO MEMBERS

The Directors shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports which by law must be attached to them (together, for the purposes of this Article and Article 167, “accounts”) as may be necessary.

167.	RIGHTS TO RECEIVE COPIES OF ACCOUNTS

167.1

A copy of the accounts must be sent to every member and debenture holder of the Company and to every other person who is entitled to receive notices of meetings under the requirements of the Statutes or these Articles.

167.2	The copies of the accounts must be sent not less than 21 clear days before the date of the meeting.

167.3	The copies of the accounts do not need to be sent to:

167.3.1	more than one of joint holders;

167.3.2	holders who are sent a summary financial statement in accordance with section 456 of the Companies Act 2006; or

167.3.3	a person for whom the Company does not have an address;

but any of the above are entitled to receive free copies of the accounts if they apply to the Registered Office.

167.4

If any of the Company’s shares, debentures or other securities are listed, quoted or dealt in any recognised investment exchange, sufficient copies of the accounts must be sent to the appropriate officer of the relevant recognised investment exchange, as may for the time being be required under its regulations or practice.

AUDITORS

168.	COMPLIANCE WITH STATUTES

The provisions of the Statutes as to the appointment, powers, rights, remuneration and duties of the Auditors shall be complied with.

169.	VALIDITY OF ACTS OF AUDITORS

Subject to the provisions of the Companies Act 2006, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid even though there may have been some defect in his appointment or he was at the time of his appointment not qualified for appointment.

170.	AUDITORS’ ENTITLEMENT CONCERNING GENERAL MEETINGS

The Auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors and the provisions of Article 57 relating to the sending of notices in electronic form or by means of a website apply to notices of meeting sent under this Article 170.

NOTICES AND DOCUMENTS

171.	SERVICE OF NOTICES AND DOCUMENTS

171.1

Subject to the provisions of the Statutes, and provided that the Company has complied with all applicable regulatory requirements any notice or document may be served on, or delivered to, any member by the Company:

171.1.1	personally; or

171.1.2

by post addressed to the member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices or documents; or

171.1.3	in electronic form; or

171.1.4	by making them available on a website.

If a notice or other document is sent by post, it shall be deemed to be served or delivered 24 hours after posting as first class post or 48 hours after posting as second-class post. In proving service or delivery it shall be sufficient to prove that the cover containing the notice or document was properly addressed, stamped and posted.

171.2

Any notice or document sent in electronic form shall be deemed to be served or delivered on the day of transmission. Proof that a notice or other document sent in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given.

171.3

Any notice or document served or delivered by making it available on a website, shall be deemed to be served or delivered when it is first made available on the website or, if later, when the member received or was deemed to have received notice of the fact that the document or notice was available on the website.

DOCUMENTS SENT IN ELECTRONIC FORM OR BY MEANS OF A WEBSITE

172.	DOCUMENTS SENT BY THE COMPANY IN ELECTRONIC FORM

172.1

Subject to any requirement of the Companies Act 2006 and provided that the Company has complied with all applicable regulatory requirements, the Company may send any documents or notices to its members in electronic form and such documents or notices will be validly sent provided that:

172.1.1	the member has agreed (generally or specifically) (or in the case of a company is deemed to have agreed by a provision in the Statutes) that documents or notices can be sent in electronic form;

172.1.2	the documents are documents to which the agreement applies; and

172.1.3	copies of the documents are sent in electronic form to the address notified by the member to the Company for that purpose.

173.	DOCUMENTS COMMUNICATED BY THE COMPANY BY MEANS OF A WEBSITE

173.1

Subject to any requirement of the Companies Act 2006 and provided that the Company has complied with all applicable regulatory requirements, the Company may send documents or notices to its members by means of a website and any such documents or notices will be validly sent provided that:

173.1.1

the member has expressly agreed (generally or specifically) that documents or notices may be sent by means of a website to him or he has been asked (individually) to agree that documents and notices can be sent by means of a website and the Company has received no response to that request within 28 days from the date on which the request was sent; and

173.1.2	the documents are documents to which the agreement applies; and

173.1.3	the member is notified of the presence of the documents on the website, the address of the website, the place on the website where the documents may be accessed and how they may be accessed.

173.2	Documents must be available on the website for a period of not less than 28 days from the date of notification unless the Statutes make provision for any other time period.

173.3

If the documents are published on the website for a part only of the period of time referred to in Article 173.2, they will be treated as being published throughout the period if the failure to publish throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

174.	RIGHT TO HARD COPIES

Where the Company sends documents to members otherwise than in hard copy form, any member can require the Company to send him a hard copy version and the Company must do so free of charge and within 21 days of the date of the member’s request.

175.	DOCUMENTS SENT TO THE COMPANY

175.1

Where the Statues permit documents to be sent to the Company only such, documents as are specified by the Company may be sent to the Company in electronic form to the address specified by the Company for that purpose.

175.2	If the document in electronic form is sent by hand or by post, it must be sent to the Company’s Registered Office.

175.3	A document sent to the Company in electronic form is sufficiently authenticated if the identity of the sender is confirmed in the way the Company has specified.

176.	DOCUMENTS SENT TO JOINT HOLDERS

In the case of joint holders of a share all documents shall be sent to the joint holder (if any) described in the Register as having an address for service in the United Kingdom and who is named first in the Register. Notice so sent shall be treated as sufficient notice to all the joint holders. Where the Statutes or these articles require agreement of a member to electronic means of communication or website communication, the holder who is named first in the Register may give agreement on behalf of both joint holders.

177.	DEATH OR BANKRUPTCY OF A MEMBER

177.1

Subject to the provisions of Article 53 and 178 a person entitled to a share as a result of the death or bankruptcy of a member is entitled to service or delivery of any notice or document to which the member would have been entitled provided that he has supplied to the Company:

177.1.1	evidence, reasonably required by the Directors, to show his title to the shares; and

177.1.2	an address for service within the United Kingdom.

177.2

Service or delivery in accordance with Article 177.1 will be deemed to be sufficient service on or delivery to any person who is interested in the shares whether jointly with or claiming through or under the person entitled under Article 177.1.

177.3

Except as provided for in Articles 177.1 and 177.2 any notice or document delivered or sent by post or in electronic form to or left at the registered address of any member named on the Register shall be deemed to have been duly served or delivered despite the member’s death or bankruptcy and whether or not the Company had notice of his death or bankruptcy.

178.	MEMBERS WITH ADDRESSES OUTSIDE THE UK

A member who has no registered address within the United Kingdom and has not supplied to the Company an address within the United Kingdom for service of notices or an address to which notices may be sent in electronic form shall not be entitled to receive notices or documents from the Company.

179.	ATTENDANCE AT MEETING TO SIGNIFY RECEIPT OF NOTICE

Any member present, either personally or by proxy, at any meeting of the Company or class of members of the Company is deemed to have received notice of such meeting and, if required, of the purposes for which the meeting was called.

180.	SUSPENSION OF POSTAL SERVICES

If at any time postal services in the United Kingdom are suspended or curtailed for whatever reason and the Company is unable effectively to convene a general meeting, a general meeting may be convened by a notice advertised in at least one national daily newspaper. The notice in the national newspaper shall be deemed to have been duly served on all members at noon on the day when the advertisement appears. In any such case the Company must send confirmatory copies of the notice in writing at least 7 days before the meeting, if it becomes practicable to do so.

181.	NOTICE BY ADVERTISEMENT

Any notice which must be given to members and which is not expressly provided for by these Articles or the Statutes shall be sufficiently given if given by advertisement. The notice shall be advertised once in at least one national daily newspaper and shall be deemed to have been duly served on all members at noon on the day when the advertisement appears.

182.	RECORD DATES FOR SERVICE

Any notice or other document may be served or delivered by the Company by reference to the Register as it stands at any time not more than 21 days before the date of service or delivery. No change in the Register after that time will invalidate that service or delivery. If any notice or other document is served on or delivered to any person in respect of a share in accordance with these Articles, a person deriving any title or interest in that share shall not be entitled to any further service or delivery of that notice or document. That person will be bound by every notice (unless otherwise provided by these Articles) in respect of such shares which before his name and address are entered in the Register has been duly given to the person from whom he derives his title.

183.	SIGNATURE OF NOTICE

The signature to any notice to be given by the Company may be written or printed.

UNTRACED SHAREHOLDERS

184.	MEMBERS ETC WITH NO VALID REGISTERED ADDRESS NEED NOT BE SENT NOTICES ETC.

184.1

Without prejudice to the provisions of Article 157, if any member’s registered address or the registered address of a person given information rights by virtue of section 146 of the Companies Act 2006, or (if he has no registered address within the United Kingdom) the address, if any, supplied by him to the Company as his address for service in the United Kingdom (“address for service”) appears to the Directors to be incorrect or out of date:

184.1.1

the Directors may resolve to treat the member or the person given information rights referred to in Article 184.1 as if he had no registered address or address for service if notices or other documents sent to his registered address or address for service (as the case may be) have been returned undelivered on at least 2 consecutive occasions or if following one such occasion reasonable enquiries have failed to establish his new address for service; and

184.1.2

subject to the passing of the Directors’ resolution, the Company will not be obliged to send the member or the person given information rights referred to in Article 184.1 notices of meetings or copies of the documents referred to in Article 167 until he has supplied a new registered address or address for service.

184.2

The provisions of this Article 184 also apply to any address, number or location supplied by a member or a person given information rights referred to in Article 184.1 for the purposes of documents or notices sent in electronic form.

185.	POWER OF COMPANY TO SELL SHARES OF UNTRACED MEMBERS

185.1	Subject to the Statutes, the Company may sell at the best price reasonably obtainable any share provided that:

185.1.1

for a period of 12 years no cheque or warrant sent by the Company through the post in a prepaid envelope addressed to the member or to a person entitled by transmission to the share to either his address on the Register or his last known address, has been cashed, and no communication has been received by the Company from the member or the person entitled by transmission; and

185.1.2	no less than 3 dividend warrants have been sent by post to the address referred to in Article 185.1.1 in the 12 year period referred to in that Article; and

185.1.3

the Company has at the end of the 12 year period given notice of its intention to sell the share by advertising in both a national daily newspaper and in a newspaper circulating in the area in which the address referred to in Article 185.1.1 is located; and

185.1.4

the Company has not during the further period of 3 months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

185.2

If, during the 12 year period referred to in Article 185.1.1, further shares have been allotted in right of those held at the beginning of the period or of any previously allotted during such period and all the requirements of Articles 185.1.1 to 185.1.4 inclusive have been satisfied in regard to the further shares, the Company may also sell those further shares.

185.3

If any share referred to in Article 185.1.3 is sold, the Directors may appoint some person to execute or otherwise effect a transfer of the share or shares in the name and on behalf of the registered holder or the person (if any) entitled by transmission to the share or shares. The Directors may enter the purchaser’s name in the Register as holder. The purchaser will not be obliged to see how the purchase money is applied and his title to the shares will not be affected if the transfer was irregular or invalid in any way. After the purchaser’s name is entered in the Register the validity of the sale cannot be impeached by any person, and the remedy of any person aggrieved by the sale will be in damages only and only against the Company. The Company must account to the member or other person entitled to the share for the net proceeds of sale and will be deemed to be his debtor and not a trustee for him in respect of the sale. Any moneys not accounted for must be transferred to a separate account and will be a permanent debt of the Company, but may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

WINDING UP

186.	DISTRIBUTION OF ASSETS BY LIQUIDATOR

Subject to the provisions of the Statutes and to any special rights for the time being attached to any class of shares, on a return of assets on liquidation or otherwise the surplus assets of the Company remaining after payment of its liabilities shall be distributed in proportion to the amounts paid up or deemed to be paid up on the ordinary shares of the Company then in issue.

187.	POWERS OF LIQUIDATOR

If the Company is wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution, divide among the members whose names are entered on the Register at the date of winding up, in specie or kind the whole or any part of the assets of the Company. Whether or not the assets consist of property of one kind or of different kinds the liquidator can set such value as he deems fair upon any one or more class or classes of property and can determine how such division is carried out as between such members or different classes of members. If any such division shall be other than in accordance with the existing rights of such members, every member shall have the same right of dissent and other ancillary rights as if the resolution were a special resolution passed in accordance with section 110 of the Insolvency Act 1986. The liquidator may also, with the authority of a special resolution, vest any part of the assets in trustees upon such trusts for the benefit of such members as the liquidator thinks fit. The liquidation of the Company may then be closed and the Company dissolved, but no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

DESTRUCTION OF DOCUMENTS

188.	CIRCUMSTANCES IN WHICH COMPANY MAY DESTROY CERTAIN DOCUMENTS

188.1	Subject to the Statutes, the Company may destroy:

188.1.1	all forms of transfer which have been registered, at any time after 6 years from the date of registration;

188.1.2	all dividend mandates and any variations or cancellations of the mandates and all notifications of change of address, at any time after 2 years from the date they are recorded;

188.1.3	all share certificates which have been cancelled, at any time after one year from the date of cancellation;

188.1.4	all paid dividend warrants and cheques, at any time after one year from the date of actual payment;

188.1.5

all proxy appointments which have been used for the purpose of a poll, at any time after one year from the date of such use. In the case of proxy appointments which are used for the purpose of a poll at an adjourned meeting as well as at the original meeting, the period of one year shall commence on the date they are last used;

188.1.6	all proxy appointments which have not been used for the purpose of a poll, at any time after one month from the end of the meeting (or any adjournment ) to which the proxy appointments relates; and

188.1.7	any other document on the basis of which any entry in the Register has been made, at any time after 6 years from the date on which an entry in the Register was first made in respect of it.

188.2	If the Company destroys a document in accordance with Article 188.1, it will be conclusively presumed in favour of the Company that:

188.2.1	every entry in the Register which is purported to have been made on the basis of a destroyed document was properly made;

188.2.2	every destroyed instrument of transfer was a properly registered, valid and effective instrument;

188.2.3	every destroyed share certificate was valid and effective and properly cancelled;

188.2.4	every other document referred to in Article 188.1 was a valid and effective document and in accordance with its recorded particulars in the books or records of the Company; and

188.2.5	every destroyed paid dividend warrant and cheque was duly paid.

188.3	The provisions of this Article 188 shall apply only to documents destroyed in good faith and if the Company has not been given express notice of any claim to which the document might be relevant.

188.4

Nothing contained in this Article 188 shall impose any liability on the Company if documents are destroyed before the times set out in Article 188.1 or in any case where the conditions of Article 188.3 are not fulfilled.

188.5	References in this Article 188 to the destruction of any document include references to its disposal in any manner.

SECRECY

189.	MEMBERS NOT ENTITLED TO INFORMATION WHICH THE DIRECTORS CONSIDER WOULD BE INAPPROPRIATE TO COMMUNICATE TO THE PUBLIC

If the Directors think it would not be expedient in the interests of the Company to communicate information to the public, no member or general meeting or other meeting of members is entitled to require discovery of or any information relating to the Company’s trading or the trading of any of its subsidiaries or any matter that is or may be in the nature of a trade secret or secret process, or that may relate to the conduct of the business of the Company or any of its subsidiaries.

INDEMNITY

190.	INDEMNIFICATION OF DIRECTORS AND OTHER OFFICERS

190.1

Subject to the provisions of, and so far as may be permitted by, the Statutes but without prejudice to any indemnity to which the person concerned may be otherwise entitled, every director, alternate director, secretary or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office as a director of the Company for any other member of the Group, including any liability which may attach to him in respect of any negligence, default, breach of duty or breach of trust in relation to anything done or omitted to be done or alleged to have been done or omitted to be done by him as a director provided that such indemnity shall not apply in respect of any liability incurred by such director or alternate director:

190.1.1	to any member of the Group; or

190.1.2	to pay a fine imposed in criminal proceedings; or

190.1.3	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

190.1.4	in defending any criminal proceedings in which he is convicted; or

190.1.5	in defending any civil proceedings brought by any member of the Group or any in which judgement is given against him; or

190.1.6	in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely

(a)	section 661(3) or (4) of the Companies Act 2006 (acquisition of shares by an innocent nominee); or

(b)	section 1157 of the Companies Act 2006 (general power to grant relief in case of honest and reasonable conduct).

190.2

The Directors may purchase and maintain at the cost of the Company insurance cover for or for the benefit of every director, alternate director, secretary or other officer of any member of the Group against any liability which may attach to him in respect of any negligence, default, breach of duty or breach of trust by him in relation to any member of the Group, including anything done or omitted to be done or alleged to have been done or omitted to be done by him as a director, alternate director, secretary or other officer of any member of the Group.

190.3

Subject to the provisions of, and so far as may be permitted by, the Companies Act 2006, the Company shall be entitled to fund the expenditure of every director, alternate director, secretary or other officer of the Company incurred or to be incurred:

190.3.1

in defending any criminal, civil or regulatory proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by such director, secretary or other officer in relation to any member of the Group; or

190.3.2	in connection with any application under section 1157 of the Companies Act 2006 or section 661(3) or (4) of the Companies Act 2006 provided that any director or alternate director will be obliged to repay such amounts no later than:

190.3.3	in the event of the director or alternate director being convicted in the proceedings, the date when the conviction becomes final; or

190.3.4	in the event of judgment being given against him in proceedings, the date when the judgment becomes final; or

190.3.5	in the event of the court refusing to grant him relief on the application, the date when the refusal of relief becomes final.

190.4

For the purposes of this Article 190 the reference to any conviction, judgement or refusal of relief is a reference to the final decision in proceedings. A conviction, judgement or refusal of relief becomes final:

190.4.1	if not appealed against, at the end of the period for bringing an appeal; or

190.4.2

if appealed against, at the time when the appeal (or any further appeal) is disposed of (ie if it is determined and the period for bringing a further appeal has ended or if it is abandoned or otherwise ceases to have effect).